EXHIBIT 4.6

                            GILROY ENERGY CENTER, LLC
                                     Issuer

                            CREED ENERGY CENTER, LLC
                                    Guarantor

                         GOOSE HAVEN ENERGY CENTER, LLC
                                    Guarantor

           $301,658,000 4.00% SENIOR SECURED NOTES DUE AUGUST 15, 2011

                                    INDENTURE

                         DATED AS OF SEPTEMBER 30, 2003

                            WILMINGTON TRUST COMPANY
                          Trustee and Collateral Agent

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE......................     1

   Section 1.01  Definitions..............................................     1

   Section 1.02  Other Definitions........................................    23

   Section 1.03  Trust Indenture Act Provisions...........................    24

   Section 1.04  Rules of Construction....................................    24

ARTICLE 2 THE SENIOR SECURED NOTES........................................    25

   Section 2.01  Form and Dating..........................................    25

   Section 2.02  Execution and Authentication.............................    26

   Section 2.03  Registrar and Paying Agent...............................    27

   Section 2.04  Paying Agent to Hold Money in Trust......................    27

   Section 2.05  Holder Lists.............................................    27

   Section 2.06  Transfer and Exchange....................................    27

   Section 2.07  Replacement Senior Secured Notes.........................    38

   Section 2.08  Outstanding Senior Secured Notes.........................    38

   Section 2.09  Treasury Notes...........................................    39

   Section 2.10  Temporary Senior Secured Notes...........................    39

   Section 2.11  Cancellation.............................................    39

   Section 2.12  Defaulted Interest.......................................    39

ARTICLE 3 REDEMPTION AND PREPAYMENT.......................................    40

   Section 3.01  Notices to Trustee.......................................    40

   Section 3.02  Selection of Senior Secured Notes to Be Redeemed.........    40

   Section 3.03  Notice of Redemption.....................................    40

   Section 3.04  Effect of Notice of Redemption...........................    41

   Section 3.05  Deposit of Redemption Price..............................    41

   Section 3.06  Senior Secured Notes Redeemed In Part....................    41

   Section 3.07  Optional Redemption......................................    42

   Section 3.08  Mandatory Redemption.....................................    42

   Section 3.09  Repurchase at the Option of Holders Upon a
                 Change of Control........................................    43

   Section 3.10  Special Mandatory Redemption.............................    43


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ARTICLE 4 COVENANTS ........................................................  44

   Section 4.01  Payment of Senior Secured Notes............................  44

   Section 4.02  Maintenance of Office or Agency............................  44

   Section 4.03  Reports....................................................  45

   Section 4.04  Compliance Certificate.....................................  45

   Section 4.05  Stay, Extension and Usury Laws.............................  46

   Section 4.06  Restricted Payments........................................  46

   Section 4.07  Incurrence Of Indebtedness/Liens...........................  46

   Section 4.08  Limitations On Guarantees..................................  46

   Section 4.09  Prohibitions On Assignments................................  46

   Section 4.10  Books And Records..........................................  47

   Section 4.11  Prohibitions On Fundamental Changes........................  47

   Section 4.12  Corporate Existence........................................  47

   Section 4.13  Compliance With Laws.......................................  47

   Section 4.14  Sale of Assets.............................................  47

   Section 4.15  Insurance..................................................  48

   Section 4.16  Maintenance of EWG Status..................................  48

   Section 4.17  Governmental Approvals; Title..............................  48

   Section 4.18  Revenue Account............................................  48

   Section 4.19  Transactions with Affiliates...............................  48

   Section 4.20  Exercise of Rights.........................................  49

   Section 4.21  Amendments to Contracts....................................  49

   Section 4.22  Project Documents..........................................  49

   Section 4.23  Taxes......................................................  49

   Section 4.24  Additional Documents; Filings and Recordings...............  50

   Section 4.25  Zero Liquid Discharge Facility.............................  50

   Section 4.26  Budget and Expenditures....................................  50

   Section 4.27  Payments for Consent.......................................  50

   Section 4.28  CDWR Contract Payment Invoices.............................  50

ARTICLE 5 DEFAULTS AND REMEDIES.............................................  51

   Section 5.01  Events of Default..........................................  51

   Section 5.02  Enforcement of Remedies....................................  53

   Section 5.03  Enforcement of Remedies by Ambac Assurance.................  55


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   Section 5.04  Other Remedies.............................................  55

   Section 5.05  Waiver of Past Defaults....................................  56

   Section 5.06  Control by Majority........................................  56

   Section 5.07  Limitation on Suits........................................  56

   Section 5.08  Rights of Holders of Senior Secured Notes to
                 Receive Payment............................................  57

   Section 5.09  Collection Suit by Trustee.................................  57

   Section 5.10  Trustee May File Proofs of Claim...........................  57

   Section 5.11  Priorities.................................................  57

   Section 5.12  Undertaking for Costs......................................  58

ARTICLE 6 TRUSTEE ..........................................................  58

   Section 6.01  Duties of Trustee..........................................  58

   Section 6.02  Rights of Trustee..........................................  59

   Section 6.03  Individual Rights of Trustee...............................  60

   Section 6.04  Trustee's Disclaimer.......................................  60

   Section 6.05  Notice of Defaults.........................................  60

   Section 6.06  Reports by Trustee to Holders of the Senior Secured Notes..  61

   Section 6.07  Compensation and Indemnity.................................  61

   Section 6.08  Replacement of Trustee.....................................  62

   Section 6.09  Successor Trustee by Merger, etc...........................  63

   Section 6.10  Eligibility; Disqualification..............................  63

   Section 6.11  Preferential Collection of Claims Against Issuer...........  63

   Section 6.12  Default Rate of Interest...................................  63

   Section 6.13  Receipt of Documents.......................................  63

ARTICLE 7 LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........................  64

   Section 7.01  Option to Effect Legal Defeasance or Covenant Defeasance...  64

   Section 7.02  Legal Defeasance and Discharge.............................  64

   Section 7.03  Covenant Defeasance........................................  64

   Section 7.04  Conditions to Legal or Covenant Defeasance.................  65

   Section 7.05  Deposited Money to be Held in Trust; Other
                 Miscellaneous Provisions...................................  66

   Section 7.06  Repayment to Issuer........................................  66

   Section 7.07  Reinstatement..............................................  66

   Section 7.08  Payments pursuant to Financial Guaranty Insurance..........  67

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ARTICLE 8 AMENDMENT, SUPPLEMENT AND WAIVER..................................  67

   Section 8.01  Consent of Ambac Assurance.................................  67

   Section 8.02  Without Consent of Holders of Senior Secured Notes.........  67

   Section 8.03  With Consent of Holders of Senior Secured Notes............  68

   Section 8.04  Revocation and Effect of Consents..........................  69

   Section 8.05  Notation on or Exchange of Senior Secured Notes............  69

   Section 8.06  Trustee to Sign Amendments, etc............................  69

   Section 8.07  Authorization and Direction to Trustee to Release Certain
                 Liens and Consent to Certain Modifications of the Project
                 Documents..................................................  70

   Section 8.08  Conformity with Trust Indenture Act........................  70

ARTICLE 9 GUARANTEE ........................................................  70

   Section 9.01  Guarantee..................................................  70

   Section 9.02  Limitation on Guarantor Liability..........................  71

   Section 9.03  Execution and Delivery of Guarantee........................  71

   Section 9.04  Guarantors May Not Merge, Consolidate, etc.................  71

ARTICLE 10 SATISFACTION AND DISCHARGE.......................................  72

   Section 10.01 Satisfaction and Discharge.................................  72

   Section 10.02 Application of Trust Money.................................  73

ARTICLE 11 MISCELLANEOUS....................................................  73

   Section 11.01 Trust Indenture Act Controls...............................  73

   Section 11.02 Notices....................................................  73

   Section 11.03 Communication by Holders of Senior Secured Notes with
                 Other Holders of Senior Secured Notes......................  76

   Section 11.04 Certificate and Opinion as to Conditions Precedent.........  77

   Section 11.05 Statements Required in Certificate or Opinion..............  77

   Section 11.06 Rules by Trustee and Agents................................  77

   Section 11.07 No Personal Liability of Directors, Officers,
                 Employees and Stockholders.................................  77

   Section 11.08 Governing Law..............................................  77

   Section 11.09 No Adverse Interpretation of Other Agreements..............  78

   Section 11.10 Successors.................................................  78

   Section 11.11 Severability...............................................  78

   Section 11.12 Counterpart Originals......................................  78

   Section 11.13 Table of Contents, Headings, etc...........................  78


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ARTICLE 12 FINANCIAL GUARANTY INSURANCE.....................................  78

   Section 12.01 Payments Pursuant to Financial Guaranty Insurance..........  78

   Section 12.02 Notices to be sent to Surveillance Department of
                 Ambac Assurance............................................  80

   Section 12.03 Notices to be sent to General Counsel of Ambac Assurance...  80

   Section 12.04 Miscellaneous..............................................  80

(i)   THE SENIOR DEBT SHALL FIRST BE ENTITLED TO RECEIVE PAYMENT
      IN FULL IN DOLLARS OF THE PRINCIPAL THEREOF, INTEREST
      THEREON, AND ALL OTHER AMOUNTS PAYABLE THEREON OR
      THEREUNDER (INCLUDING, WITHOUT LIMITATION, FEES, EXPENSES
      AND INDEMNITIES), ACCRUING BEFORE AND AFTER THE
      COMMENCEMENT OF THE PROCEEDINGS, BEFORE THE SUBORDINATED
      CREDITOR IS ENTITLED TO RECEIVE ANY PAYMENT ON ACCOUNT OF
      THE SUBORDINATED DEBT;
      AND...................................................................   2

(ii)  ANY PAYMENT OR DISTRIBUTION OF ASSETS OF [THE
      ISSUER/CREED/GOOSE HAVEN] OF ANY KIND OR CHARACTER, WHETHER
      IN CASH, PROPERTY OR SECURITIES TO WHICH THE SUBORDINATED
      CREDITOR WOULD BE ENTITLED, BUT FOR THE PROVISIONS OF THIS
      AGREEMENT, SHALL BE PAID OR DISTRIBUTED BY THE LIQUIDATING
      TRUSTEE OR AGENT OR OTHER PERSON MAKING SUCH PAYMENT OR
      DISTRIBUTION, WHETHER A TRUSTEE IN BANKRUPTCY, A RECEIVER
      OR LIQUIDATING TRUSTEE OR OTHER TRUSTEE OR AGENT, DIRECTLY
      TO THE TRUSTEE IN RESPECT OF THE SENIOR DEBT, TO THE EXTENT
      NECESSARY TO MAKE PAYMENT IN FULL OF ALL PRINCIPAL,
      INTEREST (ACCRUING BEFORE OR AFTER COMMENCEMENT OF
      PROCEEDINGS) AND ALL OTHER AMOUNTS PAYABLE ON THE SENIOR
      DEBT, AND ALL FEES, EXPENSES AND INDEMNITIES RELATING
      THERETO, REMAINING UNPAID, AFTER GIVING EFFECT TO ANY PRIOR
      OR CONCURRENT PAYMENT OR DISTRIBUTION IN RESPECT OF THE
      SENIOR DEBT...........................................................   2

EXHIBITS

Exhibit A: FORM OF NOTES DUE AUGUST 15, 2011
Exhibit B: FORM OF CERTIFICATE OF TRANSFER
Exhibit C: FORM OF CERTIFICATE OF EXCHANGE
Exhibit D: FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Exhibit E: FORM OF GUARANTEE
Exhibit F: FORM OF SUBORDINATION AGREEMENT


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      INDENTURE dated as of September 30, 2003 among Gilroy Energy Center, LLC, a Delaware limited liability company ("Issuer"), Creed Energy Center, LLC, a Delaware limited liability company ("Creed"), Goose Haven Energy Center, LLC, a Delaware limited liability company ("Goose Haven", together with Creed, individually, a "Guarantor" and, collectively, the "Guarantors") and Wilmington Trust Company, a banking corporation (in its capacity as trustee hereunder, the "Trustee"; and in its capacity as collateral agent hereunder, the "Collateral Agent").

      Issuer, the Guarantors and Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 4.00% Senior Secured Notes due August 15, 2011 (the "Senior Secured Notes"):

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

      "144A Global Note" means a global note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Secured Notes sold in reliance on Rule 144A.

      "Acceptable Letter of Credit Issuer" means a financial institution whose senior long-term unsecured and unenhanced debt is rated at least A by S&P and A2 by Moody's and who maintains an office or corresponding bank in the United States; provided that if the credit rating of such financial institution's senior long-term unsecured and unenhanced debt fails at any time to be equal to the ratings set forth herein, Issuer shall, within 30 days following such ratings downgrade, cause such financial institution's letter of credit to be replaced with one or a combination of cash, Permitted Investments and a Qualifying Letter of Credit.

      "Accounts" means the Operating Account and the Depositary Accounts established under the Depositary Agreement.

      "Additional Project Documents" means, with respect to a Project, any material contracts or agreements related to the construction, testing, maintenance, repair, operation or use of such Project entered into by, or assigned to, Issuer or either Guarantor owning or leasing such Project and any other Person; provided that, unless such contracts and agreements are not readily replaceable in the ordinary course of business, all such contracts and agreements providing for the noncontingent payments by Issuer or such Guarantor of less than $2,500,000 per annum or $5,000,000 in the aggregate among Issuer and the Guarantors per annum, or the provision to Issuer or such Guarantor of less than $2,500,000 per annum or $5,000,000 in the aggregate among Issuer and the Guarantors per annum in value of goods or services, or providing for a maximum term of less than one year shall be deemed to not constitute an Additional Project Document.

      "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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      "Affiliated Party Subordination Agreement" means, for each Affiliate of
Calpine Corporation providing goods or services to a Project, the contract or agreement entered into by such Affiliate in favor of Collateral Agent for the subordination of fees as provided therein.

      "Agent" means any Registrar, Paying Agent, co-registrar or additional paying agent.

      "Ambac Assurance" shall mean Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance company.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "Bankruptcy Event" shall be deemed to occur, with respect to Issuer or either Guarantor, (1) if Issuer or such Guarantor, pursuant to or within the meaning of Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or
(E) generally is not paying its debts as they become due; or (2) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against Issuer or either Guarantor; (B) appoints a custodian of Issuer or either Guarantor or for all or substantially all of the property of Issuer or either Guarantor; or (C) orders the liquidation of Issuer or either Guarantor; and the order or decree remains unstayed and in effect for 60 consecutive days.

      "Bankruptcy Law" means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute.

      "Business Day" means any day other than a Legal Holiday.

      "Calpine Corporation" means Calpine Corporation, a Delaware corporation.

      "Calpine Energy Services" means Calpine Energy Services, L.P., a Delaware limited partnership.

      "Cash Flow Available for Debt Service" means, for any period, (a) all revenues (including interest and the proceeds of any business interruption insurance but excluding any other insurance proceeds and other similar non-recurring receipts), including all Project Revenues received in such period by Issuer and the Guarantors, less (b) O&M Costs paid in such period.

      "Casualty Event" means an event which causes all or a portion of any Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than a Condemnation Event or a Title Event.

      "Casualty Insurance Proceeds" means any and all proceeds of any insurance, indemnity, warranty or guarantee payable from time to time with respect to any Casualty Event, other than proceeds of business interruption insurance.

      "CCEF" means Calpine California Energy Finance, LLC, a Delaware limited liability company.

      "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Issuer or either Guarantor to any "person" or


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"group" (as each such term is used in Section 13(d)(3) and 14(d)(2) of the
Exchange Act) other than Calpine, its Related Parties and/or any Qualified Transferee; (ii) the adoption of a plan relating to the liquidation or dissolution of Issuer or either Guarantor; or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than Calpine, its Related Parties and/or any Qualified Transferee, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership'" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) of any ownership interest in the manager of Holding Company; provided that, notwithstanding the foregoing clauses (i), (ii) and (iii), a Change of Control will not occur if Moody's and S&P confirm that no Ratings Downgrade will occur as a result of any of the foregoing events.

      "Clearstream" means Clearstream Banking, SA.

      "Closing Date" means the date the Senior Secured Notes are issued and delivered to the Initial Purchaser.

      "Collateral" means, collectively, all real, personal and mixed property which is subject or is intended to become subject to the security interests or Liens granted pursuant to any of the Collateral Documents.

      "Collateral Agent" means Wilmington Trust Company, as collateral agent for the benefit of the Secured Parties, together with its successors and assigns.

      "Collateral Documents" means, collectively, the Deeds of Trust, the Depositary Agreement, the Pledge and Security Agreements, the Security Agreements, each consent to assignment of a Project Document, the Escrow Agreement, if any, and any other agreement or instrument granting a Lien on the real, personal and/or mixed property and ownership interests of Issuer or either Guarantor in favor of Collateral Agent for the benefit of the Secured Parties and any fixture filings, financing statements or other certificates filed or recorded in connection with the foregoing.

      "Condemnation Event" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or any Project by any Governmental Authority.

      "Condemnation Proceeds" means any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any Condemnation Event by any Governmental Authority (or any person acting under color of Governmental Authority).

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

      "Co-Tenancy and O&M Agreement" means that certain Cotenancy, Operating and Maintenance Agreement among Issuer, Delta Energy Center, LLC, a Delaware limited liability company, Los Medanos Energy Center LLC, a Delaware limited liability company, and CPN Pipeline Company, dated as of September 12, 2003.

      "Creed Project" means that certain Unit comprising an approximately 45MW gas fired, simple cycle power generation plant and associated tangible and intangible personal property and real property located in unincorporated area in Solano County, California.


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      "Creed" means Creed Energy Center, LLC, a Delaware limited liability company.

      "Creed Site Lease" means that certain Amended and Restated Lease (Tract 1) dated as of February 11, 2002, by and between Creed (formerly known as Solano Energy Center I, LLC), as lessee, and Richard M. Emigh, as lessor, (which lessor interest was assigned under that certain Amended and Restated Assignment of Lessor's Interest in Leases, effective as of February 11, 2002, by and between Richard M. Emigh and Lambie Industrial Park, Inc.), as amended by the First Amendment to Amended and Restated Lease (Tract 1), dated as of May 20, 2003, among Creed, Richard M. Emigh and Lambie Industrial Park, Inc., and as further amended by the Second Amendment to Amended and Restated Lease (Tract 1), dated as of the Closing Date.

      "Debt Payment Account" means the account of such name created under the Depositary Agreement.

      "Debt Service Coverage Ratio" for any period means the ratio of the (i) sum of all Cash Flow Available for Debt Service for such period to (ii) the aggregate of scheduled principal and interest payments on the Senior Secured Notes and all other Permitted Indebtedness for such period.

      "Debt Service Reserve Account" or "DSRA" means the account of such name created under the Depositary Agreement.

      "Debt Service Reserve Letter of Credit" means a Qualifying Letter of Credit provided with respect to the Debt Service Reserve Account.

      "Deed of Trust" means (a) that certain Gilroy Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of the Closing Date by Issuer to Stewart Title Company for the benefit of Collateral Agent, (b) that certain Lambie Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the Closing Date by Issuer to Stewart Title Company for the benefit of Collateral Agent, (c) that certain Feather River Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the Closing Date by Issuer to Stewart Title Company for the benefit of Collateral Agent, (d) that certain King City Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the Closing date by Issuer to Stewart Title Company for the benefit of Collateral Agent, (e) that certain Yuba City Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the Closing Date by Issuer to Stewart Title Company for the benefit of Collateral Agent, (f) that certain Wolfskill Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the Closing Date by Issuer to Stewart Title Company for the benefit of Collateral Agent, (g) that certain Riverview Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the Closing Date by Issuer to Stewart Title Company for the benefit of Collateral Agent, (h) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the Closing Date by Goose Haven to Stewart Title Company for the benefit of Collateral Agent and (i) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the Closing Date by Creed to Stewart Title Company for the benefit of Collateral Agent.

      "Default" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default.

      "Definitive Note" means a certificated Senior Secured Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that


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such Senior Secured Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means Wilmington Trust Company, as Depositary under the Depositary Agreement.

      "Depositary Accounts" means the accounts of such name established under the Depositary Agreement.

      "Depositary Agent" means, with respect to the Senior Secured Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depositary Agent with respect to the Senior Secured Notes, and any and all successors thereto appointed as depositary agent hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Depositary Agreement" means the Deposit and Disbursement Agreement, dated as of the Closing Date, among Issuer, the Guarantors, Collateral Agent and Depositary.

      "Distribution Account" means the account of such name created under the Depositary Agreement.

      "Dollars" and "$" means lawful money of the United States.

      "Due for Payment" means, when referring to the principal of the Senior Secured Notes, when the scheduled maturity date or applicable scheduled payment date has been reached and does not refer to any earlier date on which payment is due by reason of call for redemption, acceleration or other advancement of maturity; and, when referring to interest on the Senior Secured Notes, when the applicable scheduled date for payment of interest has been reached.

      "DWR" means the State of California Department of Water Resources.

      "DWR Contract" means, collectively, (a) that certain Master Power Purchase and Sale Agreement comprised of (i) the EEI form of Master Power Purchase and Sale Agreement (Version 2.1; modified 4/25/00) and (ii) a Cover Sheet thereto dated as of February 6, 2001, as amended and restated on February 26, 2001, as further amended and restated on April 22, 2002 (collectively, the "Master Purchase and Sale Agreement"), (b) that certain Master Power Purchase and Sale Agreement Confirmation Letter (Peaking Capacity), dated as of February 27, 2001, as such confirmation letter was amended and restated on April 22, 2002, by that Master Power Purchase and Sale Agreement Amended and Restated Confirmation Letter for 495MW for the period ending July 31, 2011, commonly referred to as "Calpine 3", in each case between Issuer (as assignee to Calpine Energy Services) and DWR and (c) that certain letter agreement dated as of July 21, 2003, between Issuer (as assignee to Calpine Energy Services) and DWR; provided that, for the avoidance of doubt, the term "DWR Contract shall not include (i) any confirmation letter entered into between Calpine Energy Services and DWR other than the confirmation letter expressly referenced in (b) above (the "Calpine 3 Confirmation") or (ii) the Master Purchase and Sale Agreement except to the extent that it applies to the Calpine 3 Confirmation.

      "Electric Interconnection Agreement" means each of (1) those certain agreements between PG&E and Issuer necessary to maintain the electrical interconnects that provide service to and from the Issuer Projects, (2) those certain agreements between PG&E and Creed necessary to maintain the electrical interconnects that provide service to and from the Creed Project and (3) those certain agreements between


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

PG&E and Goose Haven necessary to maintain the electrical interconnects that provide service to and from the Goose Haven Project.

      "Eligible Facility" means an "eligible facility" as that term is defined in 15 U.S.C.ss.79z-5a(a-2).

      "Environmental Law" means any and all Government Rules relating to human health or the environment, or the release of Hazardous Materials into the indoor or outdoor environment including, without limitation, ambient air, surface water, groundwater, wetlands, land or subsurface strata or otherwise relating to the use of Hazardous Material, whether now or hereafter in effect. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Federal Clean Air Act of 1955, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other Governmental Authority.

      "Escrow Account" means the account of such name created under the Escrow Agreement, if any.

      "Escrow Agent" means Wilmington Trust Company, as escrow agent under the Escrow Agreement, if any.

      "Escrow Agreement" means that certain Escrow and Security Agreement, if any, that is dated as of the Closing Date between Issuer and Escrow Agent.

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      "Event of Default" shall have the meaning set forth in Section 5.01 hereof.

      "EWG" means an "exempt wholesale generator" as that term is defined in 15 U.S.C. ss. 79z-5a(a-1).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Feather River" means Feather River Energy Center, LLC, Delaware limited liability company.

      "Feather River Project" means that certain Unit comprising an approximately 45 MW gas fired, simple cycle power generation plant and associated tangible and intangible personal property and real property located in the City of Yuba City, Sutter County, California.

      "Feather River Site Lease" means that certain Ground Lease and Easement, dated as of May 2, 2002, by and between the City of Yuba City, California, as lessor, and Feather River, as lessee (which lessee interest was assigned under that certain Assignment of Interests in Lease and Easement, dated as of June 23, 2003, by and between Feather River and Issuer), as amended by that certain First Amendment to Ground Lease and Easement, dated as of the Closing Date, by and between Issuer and the City of Yuba City, California.

      "FERC" means the United States Federal Energy Regulatory Commission.

      "Final Maturity Date" means August 15, 2011.

      "Final Payment Reserve Account" means the account of such name created under the Depositary Agreement.

      "Final Payment Reserve Schedule" means the schedule attached to the Depositary Agreement setting forth the remaining payments to be made for the development, construction and commissioning of the Projects.

      "Financial Guaranty Insurance" means the financial guaranty insurance policy issued by Ambac Assurance insuring the payment of scheduled principal and interest on the Senior Secured Notes as provided therein.

      "Financing Documents" means the Senior Secured Notes, this Indenture, the Note Purchase Agreement, the Guarantees, the Collateral Documents and any Affiliated Party Subordination Agreements.

      "Fixed O&M Costs" means any O&M Costs that do not vary or increase as a result of the dispatch of one or more Projects, it being acknowledged and agreed that the dispatch levels of the Projects assumed in each Operating Budget shall be zero.

      "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

      "Gas Interconnection Agreement" means each of (1) those certain agreements between PG&E and Issuer necessary to maintain the gas interconnects that provide service to the Issuer Projects, (2) those certain agreements between PG&E and Creed necessary to maintain the gas interconnects that provide service to the Creed Project, and (3) those certain agreements between PG&E and Goose Haven necessary to maintain the gas interconnects that provide service to the Goose Haven Project.

      "Gilroy Pledge Agreement" means that certain Gilroy Energy Center LLC Pledge and Security Agreement (Pledged Equity Interests), dated as of the Closing Date, by and among Holding Company, Issuer and Collateral Agent.

      "Gilroy Project" means those certain three Units comprising an approximately 135 MW gas fired, simple cycle power generation plant and associated tangible and intangible personal property and real property located in the City of Gilroy, County of Santa Clara, California.

      "Gilroy Shared Facilities Agreements" means each of (i) that certain Shared Facilities Agreement, dated as of May 10, 2002, by and between Calpine Gilroy Cogen, L.P., a Delaware limited partnership and Issuer and (ii) that certain Shared Facilities Agreement, dated as of May 10, 2002, by and among Calpine Gilroy Cogen, L.P., Issuer and ConAgra Foods, Inc., a Delaware corporation.

      "Gilroy Shared Use Agreement" means that certain Shared Permit Agreement dated as of May 14, 2002, between Calpine Gilroy Cogen, L.P., Issuer and Calpine Corporation.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with the terms hereof.

      "Global Note Legend" means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Goose Haven Project" means that certain Unit comprising an approximately 45MW gas fired, simple cycle power generation plant and associated tangible and intangible personal property and real property located in an unincorporated area in Solano County, California.

      "Goose Haven" means Goose Haven Energy Center, LLC, a Delaware limited liability company.

      "Goose Haven Site Lease" means that certain Amended and Restated Lease (Tract 3) dated as of February 11, 2002, by and between Goose Haven (formerly known as Solano Energy Center III, LLC), as lessee, and Richard M. Emigh, as lessor (which lessor interest was assigned under that certain Amended and Restated Assignment of Lessor's Interest in Leases, effective as of February 11, 2002, by and between Richard M. Emigh and Lambie Industrial Park, Inc.), as amended by the First Amendment to Amended and Restated Lease (Tract 3), dated as of May 20, 2003, among Goose Haven, Richard M. Emigh and Lambie Industrial Park, Inc., and as further amended by the Second Amendment to Amended and Restated Lease (Tract 3), dated as of the Closing Date.

      "Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, permits, waivers, privileges and filings with all Governmental Authorities required at a particular time to be obtained for the construction, operation and maintenance of the Projects.

      "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which a Project is located, and any other government or political subdivision thereof exercising jurisdiction over a Project or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

      "Government Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, code, license, directive, guideline, policy or rule of common law, requirement of, or other governmental restriction or any judicial or administrative order, consent decree or judgment or similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "Guarantee" means the unconditional and irrevocable guarantee by each of the Guarantors of the obligations of Issuer under this Indenture, a notation of which will be executed on the Closing Date by each of the Guarantors, substantially in the form attached hereto as Exhibit E.

      "Guarantor Pledge Agreements" means (a) that certain Creed Energy Center LLC Pledge and Security Agreement (Pledged Equity Interests), dated as of the Closing Date, by and among Issuer, Creed and Collateral Agent and (b) that certain Goose Haven Energy Center LLC Pledge and Security Agreement (Pledged Equity Interests), dated as of the Closing Date, by and among Issuer, Goose Haven and Collateral Agent.

      "Guarantors" means Creed and Goose Haven, as guarantors under the Guarantees executed in accordance with the provisions of this Indenture, and their respective successors and assigns.

      "Hazardous Material" means: (i) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs), (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants", "pollutants", or words of similar import under any Environmental Law and (iii) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated as such under any Environmental Law including the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 6901 et seq., or any similar state statute.

      "Holder" means a Person in whose name a Senior Secured Note is registered.

      "Holding Company" means GEC Holdings, LLC, a Delaware limited liability company.

      "IAI Global Notes" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

      "Indebtedness" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein), (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and (v) all obligations of others of the type referred to in clause (i) through (iv) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person.

      "Indenture" means this Indenture to be dated as of the Closing Date, among Issuer, the Guarantors and the Trustee providing for the issuance of Senior Secured Notes.

      "Independent Engineer" means R.W. Beck, Inc., or another widely recognized independent engineering firm or engineer retained as Independent Engineer by Issuer.

      "Independent Engineer's Report" means the Independent Engineer's Report prepared by the Independent Engineer and included as Appendix B in the Offering Circular.

      "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuer.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Purchaser" means Goldman Sachs International.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

      "Insurance Consultant" means Marsh USA, Inc., or its successors.

      "Insurance Trustee" means The Bank of New York, New York, New York or any successor thereto, under the Financial Guaranty Insurance.

      "Insurer Default" means (i) Ambac Assurance fails to make a scheduled payment under any Financial Guaranty Insurance with respect to all or a portion of the Senior Secured Notes when such payment becomes due and payable, or (ii) Ambac Assurance becomes subject to bankruptcy, insolvency, rehabilitation or other delinquency proceedings.

      "Issuer" means Gilroy Energy Center, LLC, a Delaware limited liability company.

      "Issuer Projects" means, collectively, the Gilroy Project, the King City Project, the Yuba City Project, the Feather River Project, the Lambie Project, the Riverview Project and the Wolfskill Project.

      "King City Project" means that certain Unit comprising an approximately 45 MW gas fired, simple cycle power generation plant and associated tangible and intangible personal property and real property located in King City, Monterey County, California.

      "King City Shared Use Agreement" means that certain Shared Permit Agreement, dated as of March 31, 2003, by and among Calpine King City Cogen, LLC, Issuer and Calpine Corporation.

      "Lambie" means Lambie Energy Center, LLC, a Delaware limited liability company.

      "Lambie Project" means that certain Unit comprising an approximately 45MW gas fired, simple cycle power generation plant and associated tangible and intangible personal property and real property located in an unincorporated area in Solano County, California.

      "Lambie Site Lease" means that certain Amended and Restated Lease (Tract
2) dated as of February 11, 2002, by and between Lambie (formerly known as Solano Energy Center II, LLC), as lessee, and Richard M. Emigh, as lessor (which lessor interest was assigned under that certain Amended and Restated Assignment of Lessor's Interest in Leases, effective as of February 11, 2002, by and between Richard M. Emigh and Lambie Industrial Park, Inc.), as amended by the First Amendment to Amended and Restated Ground Lease (Tract 2), dated as of June 7, 2002, among Lambie, Richard M. Emigh and Lambie Industrial Park, Inc., as further amended by the certain Second Amendment to Amended and Restated Lease (Tract 2), dated as of May 20, 2003, and as further amended by the Third Amendment to Amended and Restated Lease (Tract 2), dated as of the Closing Date, among Issuer, as lessee (which lessee interest was assigned under that certain Assignment of Interest in Lease, dated as of June 23, 2003, by and between Lambie and Issuer), Richard M. Emigh, and Lambie Industrial Park, Inc.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Legal Requirements" means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any requirement under a Governmental Approval, and any Government Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

      "Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of the debtor, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

      "Loss Proceeds" means, collectively, Casualty Insurance Proceeds and Condemnation Proceeds.

      "Loss Proceeds Account" means the account of such name created under the Depositary Agreement.

      "Major Maintenance" means labor, materials and other direct expenses for any overhaul or major maintenance procedure for the Projects (including major maintenance such as turbine overhauls) which require significant disassembly or shutdown of the relevant facility or portion thereof pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any applicable Legal Requirement.

      "Major Maintenance Costs" means all costs for labor, materials and other direct expenses for any Major Maintenance.

      "Major Maintenance Reserve Account" means the account of such name created under the Depositary Agreement.

      "Major Maintenance Schedule" means the schedule provided by Operator in accordance with the O&M Agreement setting forth the four-year forecast of Major Maintenance Costs and specifying the Minimum Major Maintenance Reserve Amount, if any, for each Payment Date in such year and each of the succeeding two years in order to cause sufficient amounts to be available for performance of Major Maintenance.

      "Make Whole Premium" means a premium equal to the excess, if any, of (a) the present value of all scheduled principal and interest payments on all Senior Secured Notes to be redeemed (discounted at a rate equal to the sum of the yield to maturity of U.S. Treasury securities having an average life equal to the remaining average life of the Senior Secured Notes, plus 50 basis points) over
(b) the principal amount of the Senior Secured Notes to be redeemed.

      "Material Adverse Effect" means a material adverse effect (taking into account all then concurrent material adverse effects) on (i) the results of operations or financial condition of Issuer and the Guarantors taken as a whole or the Projects taken as a whole, (ii) the validity or priority of the liens on the Collateral, (iii) the ability of Issuer and the Guarantors, taken as a whole, to observe and perform their respective material obligations under the Transaction Documents to which they are a party or (iv) the ability of the Trustee or the Collateral Agent to enforce any of the payment or other material obligations of Issuer or either Guarantor under the Financing Documents to which they are parties.

      "Megawatt" or MW" means one million watts.

      "Minimum Debt Service Reserve Amount" means an amount equal to the amount of scheduled principal and interest on the Senior Secured Notes that will be due and payable on the next succeeding Payment Date pursuant to the Indenture.

      "Minimum Final Payment Reserve Amount" means the amount, if any, required to be on deposit in the Final Payment Reserve Account pursuant to the Final Payment Reserve Schedule.

      "Minimum Major Maintenance Reserve Amount" means, as of each Payment Date, the amount, if any, required to be on deposit in the Major Maintenance Account pursuant to the Major Maintenance Schedule.

      "Monthly Date" means the fifteenth day of each calendar month.

      "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

      "Nonpayment" means the failure of Issuer to have provided sufficient funds to the Trustee, Paying Agent or Depositary for payment in full of all principal of and interest on the Senior Secured Notes which are Due for Payment.

      "Note Custodian" means the Trustee, as custodian with respect to the Senior Secured Notes in global form, or any successor entity thereto.

      "Note Purchase Agreement" means the Note Purchase Agreement among Issuer, the Guarantors and the Initial Purchaser for the sale and purchase of the Senior Secured Notes.

      "O&M Agreement" means the operation and maintenance agreement among the Operator, Issuer and the Guarantors.

      "O&M Costs" means, with respect to a Project at any time, all actual cash maintenance and operation costs incurred and paid for such Project in any particular calendar or fiscal year or period to which said term is applicable, including any payment under any Project Document, capital expenditures (except for capital expenditures in connection with the repair or restoration of any casualty suffered by such Project to the extent funded with insurance or similar proceeds applied pursuant to the Depositary Agreement, or infusions of equity), payments for fuel, additives or chemicals and transportation costs related thereto, Issuer's or the applicable Guarantor's franchise, sales, property, and real estate taxes, insurance premiums, consumables, payments made in connection with the requirements of any Governmental Approval or Legal Requirement, payments under any lease, payments pursuant to the agreements for the management, operation and maintenance of such Project, payments for goods or services provided or rendered to Issuer or the applicable Guarantor for such Project, legal and other consulting fees and expenses paid by Issuer or the applicable Guarantor in connection with the management, maintenance or operation of such Project, fees paid in connection with obtaining, transferring, maintaining or amending any Governmental Approvals and reasonable general and administrative expenses, but exclusive in all cases of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all interest charges and charges for the payment or amortization of principal of indebtedness of Issuer. O&M Costs with respect to a Project shall not include (a) any payments of the Subordinated Operating Fee,
(b) Restricted Payments of any kind to Issuer or its Affiliates, (c) depreciation, (d) payments for restoration or repair of such Project from the Loss Proceeds Account in accordance with the terms of the Depositary Agreement or (e) Major Maintenance Costs. Any fees payable pursuant to the terms of any future operation and maintenance agreement entered into between Issuer and any operator which is not an Affiliate of Issuer, in accordance with the terms of this Indenture, shall constitute O&M Costs.

      "Offering" means the offering of the Senior Secured Notes by Issuer.

      "Offering Circular" means that certain offering circular dated September 25, 2003 offering the Senior Secured Notes for sale.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Operating Account" means the account of such name created under the Depositary Agreement.

      "Operating Account Bank" means Union Bank of California, N.A., together with its successors and permitted assigns in such capacity.

      "Operating Budget" means the annual budget of O&M Costs and the Major Maintenance Schedule, as prepared in good faith by Issuer for each fiscal year, or part thereof, showing such costs by category.

      "Operator" means Calpine Operating Services Company, Inc., a Delaware corporation, or any successor thereto under the O&M Agreement.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to Issuer, any Affiliate of Issuer or the Trustee.

      "Outstanding," in connection with the Senior Secured Notes, means, as of the time in question, all Senior Secured Notes authenticated and delivered under this Indenture, except (i) Senior Secured Notes theretofore canceled or required to be canceled under this Indenture; (ii) Senior Secured Notes for which provision for payment shall have been made in accordance with this Indenture; and (iii) Senior Secured Notes in substitution for which other Senior Secured Notes have been authenticated and delivered pursuant to this Indenture; provided, however, in the event that any principal and/or interest due on the Senior Secured Notes shall be paid by Ambac Assurance pursuant to the Financial Guaranty Insurance, the Senior Secured Notes shall remain Outstanding for all purposes.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

      "Payment Date" means each February 15 and August 15, commencing February 15, 2004 and concluding on the Final Maturity Date.

      "Permitted Escrow Investments" means the following investments which trade at par on a daily basis:

            (1) overnight deposits with entities whose unsecured commercial paper or other unsecured short-term debt obligations have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P; and

            (2) investments in money market funds or money market mutual funds which have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P.

      "Permitted Guarantees" means each of that certain (i) Guaranty, dated as of the Closing Date, made by Holding Company and Issuer, for the benefit of the lessor under the Creed Site Lease (ii) Guaranty, dated as of the Closing Date, made by Holding Company and Issuer, for the benefit of the lessor under the Goose Haven Site Lease, (iii) Guaranty, dated as of the Closing Date, made by Holding Company, for the benefit of the lessor under the Lambie Site Lease, (iv) Guaranty, dated as of the Closing Date, made by Holding Company, for the benefit of the City of Fairfield, California, under the Wolfskill Site Lease, (v) Guarantee, dated as of the Closing Date, made by Issuer, for the benefit of the Solano County Farmlands and Open Space Foundation doing business as Solano Land Trust, a California nonprofit, public benefit corporation, (vi) Mechanics Lien Indemnity Agreement dated on or before the Closing Date, between Issuer and Title Insurer and (vii) reimbursement obligations of Issuer described in clause
(vii) of "Permitted Indebtedness".

      "Permitted Holder" means (i) a sophisticated institutional investor with experience investing in structured or project finance transactions, and having a tangible net worth, as determined in accordance with GAAP, of at least $75 million, or (ii) an entity controlled by, and whose obligations under the Holding Company limited liability company agreement are guaranteed by, such a sophisticated institutional investor with such tangible net worth.

      "Permitted Indebtedness" means, with respect to a Person:

      (i) Indebtedness to make capital improvements to the Projects directly owned by such Person or any of its subsidiaries as required by law, so long as taking into account the incurrence of such Indebtedness:

                  (A) the Independent Engineer confirms (1) the calculations of Issuer that demonstrate that the minimum Projected Debt Service Coverage Ratio for (x) the two consecutive semiannual periods, commencing with the period in which such Indebtedness is incurred taken as one annual period and (y) for each subsequent semi-annual period, through the final maturity of the Senior Secured Notes, will not be less than 1.25 to 1.0; and (2) that the capital expenditures proposed by Issuer to conform to such legal or Project Document requirements are reasonable, and

                  (B) each Rating Agency shall confirm that there will be no Ratings Downgrade as a result of such incurrence;

      (ii) Indebtedness for the following purposes, such Indebtedness not to exceed $20,000,000 in the aggregate among Issuer and the Guarantors and so long as taking into account the incurrence of such Indebtedness, Issuer certifies (and the Independent Engineer confirms) that the minimum Projected Debt Service Coverage Ratio for each subsequent fiscal year, through the final maturity of the Senior Secured Notes, will not be less that 1.45 to 1.0:

                  (A) Indebtedness not to exceed $10 million in the aggregate among Issuer and the Guarantors to make capital improvements to the Projects, other than those described in clause (i), so long as taking into account the incurrence of such Indebtedness:

                        (1)   no Event of Default has occurred and is existing,

                        (2) Issuer certifies (and the Independent Engineer confirms) that the minimum Projected Debt Service Coverage Ratio for each subsequent fiscal year, through the final maturity of the Senior Secured Notes, will not be less than 1.45 to 1.0; and

                        (3) each Rating Agency shall confirm that there will be no Ratings Downgrade as a result of such incurrence;

                  (B) Indebtedness in an amount not to exceed $10 million and which is Subordinated Indebtedness;

                  (C) Indebtedness in respect of a working capital line of credit in an amount not to exceed $3 million;

                  (D) Indebtedness constituting purchase money obligations or leases incurred to finance items of equipment that extend only to the equipment being financed in an aggregate amount of secured principal and capital lease obligations not exceeding $5 million at any one time outstanding; and

                  (E) Indebtedness constituting obligations in respect of surety or appeal bonds and standby letters of credit or documentary letters of credit provided by Issuer and the Guarantors in the ordinary course of business;

      (iii)  with respect to Issuer, the Senior Secured Notes;

      (iv)   with respect to each Guarantor, its respective Guarantee;

      (v) Indebtedness of Issuer which is owed to any of the Guarantors and is outstanding on the Closing Date and Indebtedness of any of the Guarantors which is owed to Issuer and is outstanding on the Closing Date, and all intercompany indebtedness from time to time of Issuer and/or the Guarantors or any of them to the extent not represented by a note or other written instrument;

      (vi)   the Permitted Guarantees;

      (vii) Indebtedness of Issuer which is owed to Calpine Corporation for reimbursement of any draw under the letter of credit in a stated amount of not more than $375,000 issued to PG&E for the account of Calpine Corporation in support of Issuer's obligations to reimburse PG&E for certain tax liabilities relating to the Issuer's contribution of certain interconnection facilities utilized for one or more of the Wolfskill Project, the Riverview Project and the Feather River Project; and

      (viii) Indebtedness incurred to refinance the Indebtedness permitted to be incurred pursuant to clauses (i), (ii), (v), and this clause
             (viii), provided that such refinanced Indebtedness (a) has a stated maturity no earlier than and an average life no shorter than the stated maturity and average life of the Indebtedness being refinanced, and (b) has an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding or committed under the Indebtedness being refinanced.

      "Permitted Investments" means the following investments maturing, in each case, not less than one Business Day before the Payment Date next following the date such investment is made; provided, however, that in the case of any investment pursuant to clause (ii) of this definition which is made with the Trustee, such investment may mature on such Payment Date:

      (i) any direct obligations of, or obligations fully and unconditionally guaranteed by, the United States of America, or any agency or instrumentality of the United States of America, the obligations of which are fully and unconditionally backed by the full faith and credit of the United States of America;

      (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, or incorporated under the laws of any other jurisdiction, so long as at the time of such investment or contractual commitment providing for such investment the unsecured commercial paper or other unsecured short-term debt obligations of such depository institution or trust company have credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P;

      (iii) repurchase obligations with respect to any security described in clauses (i) or (ii) above, in each case entered into with either (A) a depository institution or trust company (acting as principal) which in respect of its short-term unsecured debt has credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P or (B) a money market fund maintained by a broker which, in respect of its short-term unsecured debt, has credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P;

      (iv) unsecured debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P;

      (v) unsecured commercial paper which has, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P; and

      (vi) investments in money market funds or money market mutual funds which have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P (including such funds for which the Trustee or any of its Affiliates is investment manager or advisor and for which the Trustee or any of its Affiliates may receive a fee).

      "Permitted Lien" means, with respect to any Person:

      (i)   Liens created by the Financing Documents;

      (ii)  Liens existing on the Closing Date;

      (iii) Liens securing purchase money Indebtedness incurred pursuant to clause (ii)(D) of the definition of Permitted Indebtedness so long as such Liens extend only to the items of equipment purchased with the proceeds of such Indebtedness;

      (iv) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, or similar legislation, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

      (v) Liens imposed by law, such as carriers', warehousemen's, materialman's, workman's, and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings and as to which enforcement has been stayed or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and as to which enforcement has been stayed;

      (vi) Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit in respect of borrowed money permitted to be incurred pursuant to the Transaction Documents so long as such Liens (x) do not individually or in the aggregate materially and adversely affect the use of the property or assets of the Issuer and the Guarantors or the value of such property or assets for the purpose of such business, (y) could not otherwise reasonably be expected to have a Material Adverse Effect, and (z) do not in the aggregate secure actual or contingent liabilities in excess of $2,000,000; and

      (vii) Liens for taxes, assessments or governmental charges which are not delinquent and remain payable without penalty or are being contested in good faith and for which adequate reserves or bonds have been provided; and

      (viii) a subordinated, second priority lien in favor of DWR which provides that it is at all times subordinate in priority and effect to the Liens created by the Financing Documents and subject to the agreement referred to in Section (t)(2) of the cover sheet to the DWR Contract.

      "Person" means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

      "PG&E" means Pacific Gas and Electric Company.

      "PG&E Reimbursement Amount" means any proceeds received by Issuer, Creed or Goose Haven from PG&E constituting reimbursement of capital costs pursuant to the interim crediting mechanism and the true-up provisions contained in the Electric Interconnection Agreements.

      "Pledge and Security Agreements" means the Gilroy Pledge Agreement and the Guarantor Pledge Agreements.

      "Power Marketing Agreement" means that certain Peaker Power Marketing and Fuel Supply Agreement, executed as of the Closing Date by Calpine Energy Services, Issuer and the Guarantors.

      "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

      "Prime Rate" means the annual interest rate equal to the annual variable rate of interest published from time to time by the Federal Reserve in its statistical release H.15 of Selected Interest Rates under the heading "Bank prime loan" or any replacement for such release, as in effect from time to time.

      "Private Placement Legend" means the legend set forth in Section 2.06(f)(i) to be placed on all Senior Secured Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code which is not exempt under Section 408 of ERISA or Section 4975(d) of the Code.

      "Project" means, as the context requires, each of the Issuer Projects, the Creed Project and the Goose Haven Project.

      "Project Documents" means for each Project, each Site Lease, the Power Marketing Agreement, the DWR Contract, each Electric Interconnection Agreement, each Gas Interconnection Agreement, each Shared Facilities Agreement, each Shared Use Agreement, the O&M Agreement, the Co-Tenancy and O&M Agreement and any Additional Project Documents with respect to such Project

      "Project Revenues" means, with respect to a Project at any time and without duplication, all income and receipts of Issuer or the applicable Guarantor derived from the ownership, lease or operation of such Project, and payments received by Issuer or such Guarantor including under any applicable Project Document (excluding Loss Proceeds (other than Condemnation Proceeds) deposited in the Loss Proceeds Account with respect to such Project), proceeds of any delay in start up or business interruption or other insurance, income derived from the sale or use of electric capacity or energy transmitted or distributed or ancillary services or similar products produced by such Project, payments for remarketing of fuel or transportation rights relating thereto, and payments under reverse tolling agreements together with any receipts derived from the sale of any property pertaining to such Project or incidental to the operation of such Project, all as determined in conformity with cash accounting principles, the investment income on amounts in the Accounts with respect to such Project and Condemnation Proceeds and Title Event Proceeds relating to such Project and proceeds from the Collateral Documents to which Issuer or such Guarantor is a party.

      "Projected Debt Service Coverage Ratio" for any period means the ratio of the (i) sum of (x) the fixed capacity revenues under the DWR Contract scheduled to be received in such period less (y) the Fixed O&M Costs scheduled to be paid in such period to (ii) the aggregate of scheduled principal and interest payments on the Senior Secured Notes and all other Permitted Indebtedness for such period.

      "PUC" means the California Public Utilities Commission and its successors.

      "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Transferee" means any Person that acquires after the Closing Date direct or indirect interests in Issuer or the manager of Holding Company so long as:

            (1) such Person is controlled by or is under common control with a Person that (i) is reasonably experienced in the business of owning or investing in facilities similar to the Projects, and (ii) either operates facilities similar to the Projects or retains a Person to operate the Projects who is reasonably experienced in the operation of such facilities;

            (2) such acquisition shall be in compliance with the law and after giving effect to such acquisition (a) none of Issuer nor the Guarantors will as a result of such acquisition be in violation of any Legal Requirements (including, without limitation, all Governmental Approvals) the compliance with which is necessary to permit Issuer and/or the Guarantors to conduct their business in accordance with the Project Documents and to maintain their status as Exempt Wholesale Generators and the Projects' status as Eligible Facilities (if Issuer, the Guarantors and the Projects were certified as such at the time of such acquisition) and the Trustee shall have received opinions of counsel to such Person and counsel to Issuer to such effect, (b) no Default or Event of Default shall have occurred and be continuing and (c) such acquisition would not reasonably be expected to result in a Material Adverse Effect; and

            (3) to the extent relevant to such acquisition, the Collateral Agent shall have received a pledge of and lien on any direct limited liability company interests in Issuer so acquired and Issuer shall have furnished to Trustee and Collateral Agent such documents, certificates and opinions from counsel to such Person and Issuer as the Trustee and Collateral Agent shall have reasonably required.

      "Qualifying Letter of Credit" means an irrevocable letter of credit provided by an Acceptable Letter of Credit Issuer with any Person other than Issuer, either Guarantor or Holding Company as the account party thereof, naming the Collateral Agent as beneficiary, and containing customary terms and provisions, including provisions that (a) such letter of credit shall have an initial expiration date of at least 364 days beyond the date of its issuance,
(b) such letter of credit shall automatically renew upon the expiration thereof unless, at least sixty days prior to such expiration, the issuer thereof shall provide the Collateral Agent with a notice of non-renewal of such letter of credit, (c) the Collateral Agent may draw on such letter of credit if such a notice of non-renewal has been received and Issuer fails to replace such letter of credit with one or a combination of cash, Permitted Investments or another Qualifying Letter of Credit at least 30 days prior to expiration, or if, at any time, the issuing financial institution no longer satisfies the criteria for an Acceptable Letter of Credit Issuer and is not replaced by Issuer with one or a combination of cash, Permitted Investments, or another Qualifying Letter of Credit within 30 days, (d) such letter of credit and the reimbursement obligations with respect to draws thereunder shall not be obligations of Issuer or either Guarantor nor secured by any of the Collateral, and (e) such letter of credit shall not obligate the Depositary, the Collateral Agent, the Trustee or the Holders of the Senior Secured Notes to make any reimbursement or any other payment to the Issuer or otherwise with respect thereto, or provide the Issuer or any other Person with any claim against the Depositary, the Collateral Agent, the Trustee or the Holders of the Senior Secured Notes, whether for costs of maintenance, reimbursement of amounts drawn thereunder or otherwise.

      "Rating" means the rating of the Senior Secured Notes by the Rating Agencies.

      "Rating Agency" means either of Moody's or S&P; provided that if either Moody's or S&P shall cease to operate as a "rating agency," then such other nationally recognized rating agency or agencies may be selected by Issuer as a substitute therefor.

      "Ratings Downgrade" means a lowering by a Rating Agency of its then credit rating of the Senior Secured Notes.

      "Redemption Account" means the account of such name created under the Depositary Agreement.

      "Redemption Date" means the date on which Issuer redeems or shall redeem any Senior Secured Notes in accordance with this Indenture.

      "Reference Treasury Dealer" means, for the Senior Secured Notes, each of
(x) Goldman, Sachs & Co., or its successors; provided, however, that if the foregoing shall not be a Primary Treasury Dealer, the Issuer shall substitute therefor another Primary Treasury Dealer and (y) a Primary Treasury Dealer selected by the Issuer.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent global Senior Secured Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary global Senior Secured Note in the form of Exhibit A2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Secured Notes initially sold in reliance on Rule 903 of Regulation S.

      "Related Party" means (a) any direct or indirect controlling stockholder or 80% (or more) owned subsidiary of Calpine Corporation or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Calpine Corporation and/or such other Persons referred to in the immediately preceding clause (a).

      "Required Holders" means, at any time, Persons that at such time hold more than 50% of the principal amount of Outstanding Senior Secured Notes.

      "Responsible Trust Officer" when used with respect to the Trustee, the Depositary or the Collateral Agent, means any officer within the Corporate Trust Office of the Trustee, the Depositary or the Collateral Agent (or any successor group of the Trustee, Depositary or Collateral Agent, as applicable) including any Managing Director, Principal, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, Controller, General Counsel, Associate Corporate Counsel or any other officer of the Trustee, the Depositary or the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Payment" means, with respect to any Person, (i) the declaration and payment of distributions, dividends or any other payment made in cash, property, obligations or other notes, (ii) any payment of the principal of or interest on any Subordinated Indebtedness, or (iii) the making of any loans or advances to any Affiliate (other than Permitted Indebtedness); provided, however, that "Restricted Payment" shall not include (a) payments of the Subordinated Operating Fee, (b) payments under, pursuant to, or contemplated by any of the Project Documents, (c) reimbursements for actual O&M Costs paid by an Affiliate to the extent contemplated by the Operating Budget as administered pursuant to the Financing Documents, or (d) payments made by Issuer from funds received that are not required to be deposited in the Revenue Account.

      "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

      "Revenue Account" means the account of such name created under the Depositary Agreement.

      "Riverview" means Riverview Energy Center, LLC, a Delaware limited liability company.

      "Riverview Project" means that certain Unit comprising an approximately 45 MW gas fired, simple cycle power generation plant and associated tangible and intangible personal property and real property located in the County of Contra Costa, California.

      "Riverview Shared Systems Agreement" means that certain Shared Systems Agreement, dated as of June 13, 2003, among Issuer and G-P Gypsum Corporation, a Delaware corporation.

      "Riverview Site Lease" means that certain Option to Lease and Peaker Plant Site Lease dated as of October 18, 2002, by and between Riverview, as lessee, and G-P Gypsum Corporation (formerly known as Domtar Gypsum, Inc.), as lessor, as amended by the First Amendment to Option to Lease and Peaker Plant Site Lease, dated as of October 28, 2002, as further amended by the Second Amendment to Option to Lease and Peaker Plant Site Lease, dated as of December 19, 2002, and as further amended by the Third Amendment to Option to Lease and Peaker Plant Site Lease, dated as of July 16, 2003, by and between Issuer, as successor-in interest to Riverview, and G-P Gypsum Corporation. The option to lease granted pursuant to the Riverview Site Lease was exercised by letter, dated November 26, 2002, by Riverview. Riverview's interest in the Riverview Site Lease was assigned under that certain Assignment of Interests in Lease and Easements, dated as of June 23, 2003, by and between Riverview and Issuer.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, Inc., and its successors and assigns.

      "SEC" means the United States Securities and Exchange Commission.

      "Secured Parties" means the Trustee, the Collateral Agent, the Depositary, the Holders of the Senior Secured Notes or any other Person that becomes a Secured Party under any Financing Document.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Agreements" means (a) that certain Gilroy Security Agreement dated as of the Closing Date, by and between Issuer and Collateral Agent, (b) that certain Goose Haven Security Agreement dated as of the Closing Date, by and between Goose Haven and Collateral Agent, and (c) that certain Creed Security Agreement dated as of the Closing Date, by and between Creed and Collateral Agent.

      "Senior Secured Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Shared Facilities Agreements" means (a) for the Gilroy Project, the Gilroy Shared Facilities Agreements, (b) for the Yuba City Project, the Yuba City Shared Facilities Agreement, and (c) for the Riverview Project, the Riverview Shared Systems Agreement.

      "Shared Use Agreements" means (a) for the Gilroy Project, the Gilroy Shared Use Agreement (b) for the King City Project, the King City Shared Use Agreement and (c) for the Yuba City Project, the Yuba City Shared Use Agreement.

      "Site" has the meaning given in the granting clause of the applicable Deed of Trust.

      "Site Lease" means each of the Yuba City Site Lease, the Lambie Site Lease, the Creed Site Lease, the Goose Haven Site Lease, the Feather River Site Lease, the Riverview Site Lease and the Wolfskill Site Lease.

      "Special Mandatory Redemption Price" means 101% of the principal amount of the Senior Secured Notes plus accrued interest on the Senior Secured Notes to the Redemption Date.

      "Subordinated Indebtedness" means Indebtedness (and the note or other instrument evidencing the same) which has been subordinated, on terms and conditions set forth in Exhibit F attached hereto and made a part hereof, to the prior payment of amounts owing under this Indenture and the Senior Secured Notes, and which shall be payable from amounts in the Distribution Account and shall constitute Restricted Payments.

      "Subordinated Operating Fee" has the meaning given thereto in the O&M Agreement.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 8.08 of this Indenture.

      "Title Event" means the existence of any defect of title or Lien or encumbrance on any of the Projects (other than certain Permitted Liens) in effect on the Closing Date that entitles the Collateral Agent to make a claim under the policy or policies of title insurance required pursuant to the Financing Documents.

      "Title Event Proceeds" means all amounts and proceeds (including instruments) in respect of any Title Event received by Issuer or either Guarantor.

      "Title Insurer" means Stewart Title Guaranty Company, a Texas corporation.

      "Title Policy" means the policy or policies of title insurance issued by the Title Insurer with respect to the Projects as required pursuant to the Financing Documents.

      "Transaction Documents" means the Project Documents and the Financing Documents.

      "Trustee" means Wilmington Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unit" means the turbine and all related physical assets which comprise a power generating unit, it being acknowledged and agreed that Creed and Goose Haven each owns one Unit and Issuer owns nine Units.

      "Unrestricted Global Note" means a permanent global Senior Secured Note in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Secured Notes that do not bear the Private Placement Legend.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

      "Wolfskill" means Wolfskill Energy Center, LLC, a Delaware limited liability company.

      "Wolfskill Project" means that certain Unit comprising an approximately 45MW gas fired, simple cycle power generation plant and associated tangible and intangible personal property and real property located in an unincorporated area of Solano County, California.

      "Wolfskill Site Lease" means that certain Ground Lease, dated as of July 16, 2002, by and between the City of Fairfield, California, as lessor, and Wolfskill, as lessee (which lessee interest was assigned under that certain Assignment of Interests in Lease and Easements, dated as of June 23, 2003, by and between Wolfskill and Issuer), as amended by the First Amendment to Ground Lease, dated as of the Closing Date, by and between Issuer and the City of Fairfield, California.

      "Yuba City" means Yuba City Energy Center, LLC, a Delaware limited liability company.

      "Yuba City Project" means that certain Unit comprising an approximately 45 MW gas fired, simple cycle power generation plant and associated tangible and intangible personal property and real property located in the City of Yuba City, Sutter County, California.

      "Yuba City Shared Facilities Agreement" means that certain Amendment and Restatement of Easement Agreements, Grant of Easements, and Shared Facilities Agreement, dated July 3, 2003, among Issuer (as successor-in-interest to Yuba City Energy Center, LLC and Feather River Energy Center, LLC), Sunsweet Growers Inc., a California corporation, Calpine Greenleaf, Inc., a Delaware corporation, Calpine Greenleaf Holdings, Inc., a Delaware corporation, and State Street Bank and Trust Company of California, National Association, a national banking association organized and existing under the laws of the United States of America, as owner trustee.

      "Yuba City Shared Use Agreement" means that certain Shared Permit Agreement, dated as of July 3, 2003, by and among Calpine Greenleaf, Inc., a Delaware corporation, Issuer and Calpine Corporation.

      "Yuba City Site Lease" means that certain Ground Lease and Easement, dated as of February 15, 2002, between Sunsweet Growers Inc., as lessor, and Yuba City, as lessee, as amended by that certain First Amendment to Ground Lease and Easement, dated November 4, 2002, by and between Yuba City and Sunsweet Growers Inc., which lessee interest was assigned under that certain Assignment of Interests in Lease and Easements, dated as of June 23, 2003, by and between Yuba City and Issuer.

      "ZLD Reserve Account" means the account of such name created under the Depositary Agreement.

Section 1.02 Other Definitions.

                                                            Defined in
             Term                                            Section
             "Authentication Order"...................         2.02
             "Change of Control Offer"................         3.09
             "Change of Control Payment"..............         3.09
             "Change of Control Payment Date".........         3.09
             "Covenant Defeasance"....................         7.03
             "DTC"....................................         2.03
             "Legal Defeasance".......................         7.02
             "Paying Agent"...........................         2.03
             "Registrar"..............................         2.03

Section 1.03 Trust Indenture Act Provisions.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Senior Secured Notes;

      "indenture security holder" means a Holder of a Senior Secured Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Senior Secured Notes and the Guarantees means Issuer and the Guarantors, respectively, and any successor obligor upon the Senior Secured Notes and the Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) "will" shall be interpreted to express a command;

            (6) provisions apply to successive events and transactions;

            (7) references to any "person" includes such person's successors and permitted assigns;

            (8) references to "including" shall mean including without limiting the generality of any description preceding such term;

            (9) a definition or reference to any document, schedule, exhibit, instrument or agreement includes any amendment or supplement to such document, schedule, exhibit, instrument or agreement entered into in accordance with the terms of the Financing Documents; and

            (10) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                            THE SENIOR SECURED NOTES

Section 2.01 Form and Dating.

      (a) General. The Senior Secured Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Senior Secured Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Secured Note shall be dated the date of its authentication. The Senior Secured Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

      The terms and provisions contained in the Senior Secured Notes shall constitute, and are hereby expressly made, a part of this Indenture and Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Secured Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Senior Secured Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Senior Secured Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Senior Secured Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Secured Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Secured Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Secured Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof.

      (c) Temporary Global Notes. Senior Secured Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Senior Secured Notes represented thereby with the Trustee, at the Corporate Trust Office of the Trustee, as custodian for the Depositary Agent, and registered in the name of the Depositary Agent or the nominee of the Depositary Agent for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary Agent, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) a certificate from an Officer of Issuer. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the terms set forth in this Indenture and in accordance with the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes pursuant to an Authentication Order, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary Agent or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

      (e) CUSIP and Private Placement Numbers. Issuer in issuing the Senior Secured Notes may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Trustee shall indicate the "CUSIP" or "private placement" numbers of the Senior Secured Notes in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and related materials.

Section 2.02 Execution and Authentication.

      An Officer shall sign the Senior Secured Notes for Issuer by manual or facsimile signature.

      If the Officer whose signature is on a Senior Secured Note no longer holds that office at the time a Senior Secured Note is authenticated, the Senior Secured Note shall nevertheless be valid.

      A Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Secured Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of Issuer signed by an Officer (an "Authentication Order"), authenticate Senior Secured Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Secured Notes. The aggregate principal amount of Senior Secured Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to Issuer to authenticate Senior Secured Notes. An authenticating agent may authenticate Senior Secured Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of Issuer.

Section 2.03 Registrar and Paying Agent.

      Issuer shall maintain an office or agency where Senior Secured Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Secured Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Secured Notes and of their transfer and exchange. Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Issuer may change any Paying Agent or Registrar without notice to any Holder. Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Issuer or either Guarantor may act as Paying Agent or Registrar.

      Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary Agent with respect to the Global Notes.

      Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

      Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, interest, or premium, if any, on the Senior Secured Notes, and will notify the Trustee of any default by Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Issuer) shall have no further liability for the money. If Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Bankruptcy Event relating to Issuer, the Trustee shall serve as Paying Agent for the Senior Secured Notes.

Section 2.05 Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Secured Notes and Issuer shall otherwise comply with TIA ss. 312(a).

Section 2.06 Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary Agent to a nominee of the Depositary Agent, by a nominee of the

Depositary Agent to the Depositary Agent or to another nominee of the Depositary Agent, the Depositary Agent or any such nominee to a successor Depositary Agent or a nominee of such successor Depositary Agent. All Global Notes will be exchanged by Issuer for Definitive Notes if (i) Issuer delivers to the Trustee notice from the Depositary Agent that it is unwilling or unable to continue to act as Depositary Agent or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary Agent is not appointed by Issuer within 120 days after the date of such notice from the Depositary Agent, (ii) Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, or (iii) a Default or Event of Default has occurred and is continuing. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary Agent shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
2.07 and 2.10 hereof. Every Senior Secured Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Senior Secured Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary Agent, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary Agent in accordance with the Applicable Procedures directing the Depositary Agent to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary Agent in accordance with the Applicable Procedures directing the Depositary Agent to cause to be issued a

Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary Agent to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Senior Secured Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
Section 2.06(g) hereof.

            (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a
            beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                  (B) if the holder of such beneficial interest in a Restricted
            Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected at a time when an
            Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to
            Issuer, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the Authentication Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Senior Secured Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) Beneficial Interests in Regulation S Temporary Global Notes to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (1)(b) thereof; or

                  (B) if the holder of such beneficial interest in a Restricted
            Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to

Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the Authentication Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary Agent and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Senior Secured Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to
            Issuer, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note, in the case of clause
      (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

            (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

                  (A) if the Holder of such Definitive Notes proposes to
            exchange such Senior Secured Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                  (B) if the Holder of such Definitive Notes proposes to
            transfer such Senior Secured Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

      If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes.

      Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

                  (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Senior Secured Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                  (B) if the Holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Senior Secured Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Legends.

      The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Senior Secured Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
            (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii),
            (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.06 (and all Senior Secured Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR

      CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ISSUER.

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (iii) Original Issue Discount Legend.

                  (A) Except as set forth in subparagraph (B) below, each Global Note and each Definitive Note (and all Senior Secured Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS SECURITY MAY HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND MAY BE SUBJECT TO TREASURY REGULATIONS REGARDING THE REPORTING OF ORIGINAL ISSUE DISCOUNT. FURTHER INFORMATION MAY BE OBTAINED BY SUBMITTING A REQUEST TO LISA BODENSTEINER, EXECUTIVE VICE PRESIDENT, GILROY ENERGY CENTER, LLC, 50 WEST SAN FERNANDO STREET, SUITE 690, SAN JOSE, CA 95113."

                  (B) Notwithstanding the foregoing, if Senior Secured Notes are issued with original issue discount for United States federal income tax purposes, a separate Global Note or Definitive Note shall be issued for such Senior Secured Notes and such Global Note or Definitive Note, as the case may be, shall bear the legend in substantially the following form:

      "THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND IS SUBJECT TO TREASURY REGULATIONS REGARDING THE REPORTING OF ORIGINAL ISSUE DISCOUNT. FURTHER INFORMATION MAY BE OBTAINED BY SUBMITTING A REQUEST TO LISA BODENSTEINER, EXECUTIVE VICE PRESIDENT, GILROY ENERGY CENTER, LLC, 50 WEST SAN FERNANDO STREET, SUITE 690, SAN JOSE, CA 95113."

      (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Senior Secured Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary Agent at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary Agent at the direction of the Trustee to reflect such increase.

      (h) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order. The Definitive Notes shall be transferable only upon surrender of a Definitive Note to the Registrar for registration of transfer or exchange.

            (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09 and 8.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Secured Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part.

            (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Senior Secured Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Secured Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Secured Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part or (C) to register the transfer of or to exchange a Senior Secured Note between a record date and the next succeeding Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Senior Secured Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Senior Secured Note is registered as the absolute owner of such Senior Secured Note for the purpose of receiving payment of principal of and interest on such Senior Secured Notes and for all other purposes, and none of the Trustee, any Agent or Issuer shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Senior Secured Notes.

      If any mutilated Senior Secured Note is surrendered to the Trustee or Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Secured Note, Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Secured Note if the Trustee's requirements hereunder are met. If required by the Trustee, Registrar or Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, Registrar and Issuer to protect Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Secured Note is replaced. Issuer and the Trustee may charge the applicable Holder for their respective expenses in replacing a Senior Secured Note.

      Every replacement Senior Secured Note is an additional obligation of Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Secured Notes duly issued hereunder.

Section 2.08 Outstanding Senior Secured Notes.

      The Senior Secured Notes outstanding at any time are all the Senior Secured Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Senior Secured Note does not cease to be outstanding because Issuer or an Affiliate of Issuer holds the Senior Secured Note.

      If a Senior Secured Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Secured Note is held by a bona fide purchaser.

      If the principal amount of any Senior Secured Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than Issuer, a subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Secured Notes payable on that date, then on and after that date such Senior Secured Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

      In the event the Senior Secured Notes are issued in book-entry form with the Depositary Agent: (i) the Trustee may deal with the Depositary Agent as the authorized representative of the Holders; (ii) the rights of the Holders shall be exercised only through the Depositary Agent and shall be limited to those established by law and agreement between the Holders and the Depositary Agent and/or direct participants of the Depositary Agent; (iii) the Depositary Agent will make book-entry transfers among the direct participants of the Depositary Agent and will receive and transmit distributions of principal and interest on the Senior Secured Notes to such direct participants; and (iv) the direct participants of the

Depositary Agent shall have no rights under this Indenture under or with respect to any of the Senior Secured Notes held on their behalf by the Depositary Agent, and the Depositary Agent may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Senior Secured Notes for all purposes whatsoever.

Section 2.09 Treasury Notes.

      In determining whether the Holders of the required principal amount of Senior Secured Notes have concurred in any direction, waiver or consent, Senior Secured Notes owned by Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Secured Notes that a Responsible Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10 Temporary Senior Secured Notes.

      Until certificates representing Senior Secured Notes are ready for delivery, Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Secured Notes. Temporary Senior Secured Notes shall be substantially in the form of certificated Senior Secured Notes but may have variations that Issuer considers appropriate for temporary Senior Secured Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Senior Secured Notes.

      Holders of temporary Senior Secured Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

      Issuer at any time may deliver Senior Secured Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Secured Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Secured Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Senior Secured Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Senior Secured Notes shall be delivered to Issuer. Issuer may not issue new Senior Secured Notes to replace Senior Secured Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

      If Issuer defaults in a payment of interest on the Senior Secured Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Secured Notes and in Section 4.01 hereof. Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Secured Note and the date of the proposed payment. Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, Issuer (or, upon the written request of Issuer, the Trustee in the name and at the expense of Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

      If Issuer elects to redeem Senior Secured Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, a certificate of an Officer setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Secured Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Senior Secured Notes to Be Redeemed

      If less than all of the Senior Secured Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Senior Secured Notes to be redeemed or purchased among the Holders of the Senior Secured Notes on a pro rata basis or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Senior Secured Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days' prior to the redemption date by the Trustee from the outstanding Senior Secured Notes not previously called for redemption.

      The Trustee shall promptly notify Issuer in writing of the Senior Secured Notes selected for redemption and, in the case of any Senior Secured Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Secured Notes and portions of Senior Secured Notes selected shall be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof; except that if all of the Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Secured Notes held by such Holder, even if not a minimum denomination of $100,000 or a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Secured Notes called for redemption also apply to portions of Senior Secured Notes called for redemption.

Section 3.03 Notice of Redemption

      Upon not less than 30 nor more than 60 days' notice to each Holder before a redemption date, Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Secured Notes are to be redeemed at its registered address.

      The notice shall identify the Senior Secured Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) if any Senior Secured Note is being redeemed in part, the portion of the principal amount of such Senior Secured Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Note, new Senior Secured Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Secured Note;

      (d) the name and address of the Paying Agent;

      (e) that Senior Secured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless Issuer defaults in making such redemption payment, interest on Senior Secured Notes called for redemption ceases to accrue on and after the Redemption Date;

      (g) the paragraph of the Senior Secured Notes and/or Section of this Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured Notes.

      At Issuer's request, the Trustee shall give the notice of redemption in Issuer's name and at its expense; provided, however, that Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, a certificate of an Officer requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Secured Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption Price

      Not less than one Business Day prior to the Redemption Date, Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Secured Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to Issuer any money deposited with the Trustee or the Paying Agent by Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on all Senior Secured Notes to be redeemed.

      If Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Senior Secured Notes or the portions of Senior Secured Notes called for redemption. If a Senior Secured Note is redeemed on or after an interest record date but on or prior to the related Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Secured Note was registered at the close of business on such record date. If any Senior Secured Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Secured Notes and in Section 4.01 hereof.

Section 3.06 Senior Secured Notes Redeemed In Part.

      Upon surrender of a Senior Secured Note that is redeemed in part, Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of Issuer a new Senior Secured Note equal in principal amount to the unredeemed portion of the Senior Secured Note surrendered.

Section 3.07 Optional Redemption.

      (a) The Senior Secured Notes will be redeemable at the option of Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Senior Secured Notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest, plus the Make Whole Premium computed by an Independent Investment Banker. Unless Issuer defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Senior Secured Notes or portions thereof called for redemption.

      (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

      (a) The Senior Secured Notes shall be redeemed, in whole or in part, as applicable, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date upon the receipt of Loss Proceeds by Issuer or either Guarantor as described herein. If the Issuer or either Guarantor determines that (a) more than two Units cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis at any given time, or the Issuer or either Guarantor determines not to rebuild, repair or restore more than two Units (whether held by the Issuer, the Guarantors or a combination of the foregoing), then the Senior Secured Notes shall be redeemed in whole; or (b) a Unit cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Issuer or either Guarantor determines that a Unit cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, then the amount of Loss Proceeds received in respect of such Unit shall be used for redemption; or (c) only a portion of a Unit is capable of being rebuilt, repaired or restored, and Loss Proceeds of greater than $2 million remain after payment of all costs and expenses for such rebuild, repair or restoration, then the amount of such Loss Proceeds shall be used for redemption. If less than $2 million of Loan Proceeds remain, the amount of such Loss Proceeds shall be transferred to the Revenue Account.

      (b) Upon the receipt of proceeds in connection with a Title Event, the amount of such Title Event Proceeds shall be made available for redemption, subject to reduction by the costs expended in connection with collecting any Title Event Proceeds, and any additional reasonable costs or expenses that Issuer and Guarantors will be subject to as a result of the Title Event.

      (c) In addition, Issuer shall apply all funds, if any, which remain in the Distribution Account to redeem Senior Secured Notes, in whole or in part (depending on the amount of funds in the Distribution Account), at a price equal to the outstanding principal amount thereof plus accrued interest through the Redemption Date (a) on any date within 61 days after a Payment Date on which Issuer certifies to the Depositary that the Debt Service Coverage Ratio or the Projected Debt Service Coverage Ratio, in each case as determined in accordance with, and for the periods described in, Section 3.6(b)(iii) of the Depositary Agreement, does not equal or exceed the applicable minimum ratio that would permit Restricted Payments set forth in such Section 3.6(b)(iii), and (b) on the 61st day after a Payment Date if Issuer has not, during the period between such Payment Date and such 61st day, provided a certificate to the Depositary as to its calculations of the Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio, in each case as determined in accordance with, for the periods described in, and meeting the requirements for Restricted Payments specified in, Section 3.6(b)(iii) of the Depositary Agreement.

Notwithstanding any provisions contained herein to the contrary, any redemption made pursuant to this subsection (c) shall be made upon not less than 5 nor more than 10 days' notice to each Holder.

      (d) Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.09 Repurchase at the Option of Holders Upon a Change of Control.

      (a) Upon the occurrence of a Change of Control, each Holder of Senior Secured Notes will have the right to require Issuer to repurchase all or any part of such Holder's Senior Secured Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following the occurrence of any Change of Control, Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Secured Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Secured Notes as a result of a Change of Control.

      (b) On the Change of Control Payment Date, Issuer will, to the extent lawful: (1) accept for payment all Senior Secured Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit into the Redemption Account an amount equal to the Change of Control Payment in respect of all Senior Secured Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Senior Secured Notes so accepted together with a certificate of an Officer stating the aggregate principal amount of Senior Secured Notes or portions thereof being purchased by Issuer.

      (c) The Trustee will promptly mail to each Holder of Senior Secured Notes so tendered the Change of Control Payment for such Senior Secured Notes, and the Trustee will, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Secured Note equal in principal amount to any unpurchased portion of the Senior Secured Notes surrendered, if any; provided that each such new Senior Secured Note will be in a minimum principal amount of $100,000 or in integral multiples of $1,000 in excess thereof.

      (d) The Change of Control provisions described in clauses (a) through (c) above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Senior Secured Notes to require that Issuer repurchase or redeem the Senior Secured Notes in the event of a takeover, recapitalization or similar transaction.

      (e) Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by Issuer and purchases all Senior Secured Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 3.10 Special Mandatory Redemption

      If an Escrow Agreement is executed, then, if Issuer has not satisfied the conditions to the release of funds to the Issuer set forth in the Escrow Agreement within 90 days after the Closing Date, all Outstanding Senior Secured Notes shall be redeemed at the Special Mandatory Redemption Price. If an Escrow Agreement is executed, then, Issuer shall hereby certify that, as of the Closing Date, the funds on deposit in the Escrow Account are at least equal to the Special Mandatory Redemption Price. Such special mandatory redemption shall be made upon five days' prior written notice to the Holders, which notice shall be delivered by Issuer on, or prior to, December 30, 2003, in accordance with the terms of the Escrow Agreement. If such notice is not delivered by the Issuer on, or prior to, December 30, 2003, then the Trustee shall deliver such notice of special mandatory redemption in accordance with the terms of the Escrow Agreement. The funds on deposit in the Escrow Account shall be available for the special mandatory redemption. Notwithstanding any provisions contained herein to the contrary, any redemption made pursuant to this Section 3.10 shall be made upon at least 5 days' written notice as set forth in the Escrow Agreement.

      Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

            If no Escrow Agreement is executed as of the Closing Date, the provisions of this Section 3.10 shall be inapplicable and there shall be no special mandatory redemption.

                                   ARTICLE 4
                                    COVENANTS

Section 4.01 Payment of Senior Secured Notes.

      Issuer shall pay or cause to be paid the principal, interest, and premium, if any, on the Senior Secured Notes on the dates and in the manner provided in the Senior Secured Notes. Principal, interest, and premium, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuer, holds as of 11:00 a.m. Eastern Time on the due date money deposited by Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

      Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, (without regard to any applicable grace period) at the same rate as set forth above to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

      Issuer shall maintain and shall cause each Guarantor to maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Secured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Issuer or the Guarantors in respect of the Senior Secured Notes and this Indenture may be served. Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Issuer shall fail to maintain or cause each Guarantor to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      Issuer may also from time to time designate one or more other offices or agencies where the Senior Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Issuer of its obligation to maintain, and cause each Guarantor to maintain, an office or agency in the Borough of Manhattan, the City of New York for such purposes. Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Issuer in accordance with Section 2.03.

Section 4.03 Reports.

      (a) Issuer will provide to the Collateral Agent, the Trustee and each Rating Agency: (a) (i) unaudited financial statements for the first three quarters of each fiscal year (commencing with the quarter ending September 30, 2003, on a consolidated basis for Issuer and the Guarantors) and (ii) annual audited financial statements for each fiscal year (commencing with the fiscal year ended December 31, 2003) on a consolidated basis for Issuer and the Guarantors, (b) all other information with respect to Issuer and the Guarantors reasonably requested by either Rating Agency, (c) written notice of any Default or Event of Default or any notice of any material litigation, claim or proceeding pending or to the best knowledge of Issuer, threatened, involving or affecting Issuer, the Guarantors or the Projects, (d) quarterly Officer's certificates from Issuer and the Guarantors certifying that, as of such date, no Default or Event of Default has occurred and is continuing, or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (e) any opinion from Issuer's independent public accountants (who shall be a firm of established national reputation) delivered in connection with the year-end financial statements delivered pursuant to Section 4.03(a), which opinion shall comply with the generally accepted auditing standards then in effect.

      (b) As long as the Issuer is not subject to the periodic reporting requirements of the Exchange Act, the Issuer will furnish to all Holders of the Senior Secured Notes and prospective purchasers of Senior Secured Notes designated by the Holders, promptly upon their written request, the information required to be delivered under Rule 144A(d)(4) of the Securities Act. In addition, the Issuer will file with the Trustee, within 15 days after it would have been required to file the same with the SEC if the Issuer had been subject to the periodic reporting requirements of the Exchange Act and excluding any time periods applicable to "accelerated filers" under the Exchange Act, quarterly and annual financial statements, including any notes thereto (and with respect to annual financial statements only, an auditors' report by a firm of established national reputation), and a "Management Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Issuer would have been required to include in a quarterly report on Form 10-Q or an annual report on Form 10-K if the Issuer had been subject to those periodic reporting requirements.

      (c) In addition, for so long as any Senior Secured Notes are outstanding, whether or not required by the SEC, Issuer will make available to securities analysts and prospective investors upon request all of the information and reports referred to in clause (b) above. Issuer will at all times comply with TIA ss. 314(a).

Section 4.04 Compliance Certificate.

      (a) Issuer and the Guarantors (to the extent that the Guarantors are so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each calendar year, a certificate of an

Officer prescribed by the TIA stating that a review of the activities of Issuer during the preceding calendar year has been made under the supervision of the signing Officer with a view to determining whether Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Secured Notes is prohibited or if such event has occurred, a description of the event and what action Issuer is taking or proposes to take with respect thereto.

      (b) Issuer shall, so long as any of the Senior Secured Notes are outstanding, deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, a certificate of an Officer specifying such Default or Event of Default and what action Issuer is taking or proposes to take with respect thereto.

Section 4.05 Stay, Extension and Usury Laws.

      Issuer (to the extent that it may lawfully do so) shall not, and shall not permit either Guarantor to (to the extent such Guarantor may lawfully do so), at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Restricted Payments.

      Issuer shall not make any Restricted Payments, or acquiesce in or direct any Restricted Payments to be made on behalf of the Guarantors, except for Restricted Payments permitted under the Depositary Agreement.

Section 4.07 Incurrence Of Indebtedness/Liens.

      Issuer shall not, and shall not permit either Guarantor to, create or incur or suffer to exist any Indebtedness except Permitted Indebtedness. Issuer shall not, and shall not permit either Guarantor to, grant, create, incur or suffer to exist any Liens upon any of its respective properties, except for Permitted Liens.

Section 4.08 Limitations On Guarantees.

      Issuer shall not, and shall not permit either Guarantor to, contingently or otherwise be or become liable in connection with any guarantee, except for Permitted Guarantees, endorsements, indemnities and similar obligations in the ordinary course of business.

Section 4.09 Prohibitions On Assignments.

      Issuer shall not, and shall not permit either Guarantor to, assign any of its rights or obligations under any Financing Document.

Section 4.10 Books And Records.

      Issuer shall, and shall cause each Guarantor to, maintain its books and records and give the Trustee, the Collateral Agent and the Independent Engineer reasonable inspection rights at reasonable times and upon reasonable prior notice.

Section 4.11 Prohibitions On Fundamental Changes.

      Issuer shall not, and shall not permit either Guarantor to, enter into any merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself or discontinue its business, except as may be contemplated by the Financing Documents. Issuer shall not, and shall not permit either Guarantor to, purchase or otherwise acquire all or substantially all of the assets of any other Person, except in the case of the acquisition of assets related to Issuer's or such Guarantor's business and where the purchase price for such assets (i) does not exceed in the aggregate $10 million and (ii) is funded by Permitted Indebtedness or amounts available to Issuer from Restricted Payments for such acquisition. Issuer shall not, and shall not permit either Guarantor to, form any new subsidiaries. Issuer shall not, and shall not permit either Guarantor to, engage in any business other than in connection with the issuance of the Senior Secured Notes, the incurrence of Permitted Indebtedness, the performance of its obligations under the Transaction Documents and the ownership, operation and maintenance of its power generating Units. Issuer shall not, and shall not permit either Guarantor to, lease (as lessor) or sell, transfer, assign, hypothecate, pledge or otherwise dispose of any of its property or assets, except as may be contemplated by the Financing Documents.

Section 4.12 Corporate Existence.

      Issuer shall, and shall cause each Guarantor to, do or cause to be done all things necessary to preserve and keep in full force and effect (i) its separate corporate existence and form as a bankruptcy-remote, special purpose entity separate from any other entity, and all registrations necessary therefor and (ii) the rights (charter and statutory), licenses and franchises of Issuer; provided, however, that Issuer shall not be required to preserve any such right, license or franchise, if the management committee of Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of Issuer, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Secured Notes.

Section 4.13 Compliance With Laws.

      Issuer shall, and shall cause each Guarantor to, comply with all Legal Requirements and Governmental Approvals, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

Section 4.14 Sale of Assets.

      Except as contemplated by the Transaction Documents, Issuer shall not, and shall not permit either Guarantor to, sell, lease (as lessor) or transfer (as transferor) any property or assets except: (i) in the ordinary course of business (it being agreed that, without limitation, sales of energy and related products and surplus fuel shall be deemed to be in the ordinary course of business); or (ii) property which is worn out, obsolete or no longer useful or necessary in connection with the operation of the Projects as certified by Issuer, if the aggregate fair market value of the property subject to such sales, leases or transfers in any fiscal year does not exceed $5 million.

Section 4.15 Insurance.

      Issuer will maintain or cause to be maintained for each Project in accordance with the terms of this Indenture, all risk property and boiler and machinery insurance, subject to reasonable and customary deductibles and sublimits, business interruption, providing coverage of not less than 12 months of scheduled principal and interest on the Senior Secured Notes and continuing expenses and profits, commercial general liability, workers' compensation and employer's liability, automobile liability, earthquake coverage, flood coverage, watercraft liability, aircraft liability and umbrella liability, with a minimum of $50 million per occurrence and aggregate. All policies of insurance except workers' compensation will name the Trustee as loss payee or additional insured. If the policies contain aggregate limits applying to other facilities than the Projects and such limits are diminished below $25 million by any incident, occurrence, claim, settlement or judgment against such insurance which has caused the carrier to establish a reserve, Issuer shall promptly and in any event, within 10 business days, take or cause steps be taken to restore such aggregate limits or shall provide other equivalent insurance protection for such aggregate limits. If at any time any of the required insurance will no longer be available and commercially feasible in the commercial insurance market as certified by an independent insurance adviser, Issuer will be required to maintain or cause to be maintained such insurance as such independent insurance adviser determines to be available and commercially feasible in the commercial insurance market at such time, subject to the approval (not to be unreasonably withheld or delayed) of the Insurance Consultant.

Section 4.16 Maintenance of EWG Status.

      Issuer shall be, and shall cause each Guarantor to be, an EWG and shall operate and maintain, and shall cause each Guarantor to operate and maintain, each of their respective Projects as an Eligible Facility unless the failure to be an EWG or to so operate and maintain each of the Projects as an Eligible Facility would not cause Issuer, the Guarantors or any of the Projects to be subject to (i) financial, organizational or rate regulation as an "electric utility company," "public utility company," or "holding company" under PUHCA or
(ii) financial, organizational or rate regulation as a public utility under any state or local law respecting the rates or the financial or organization regulation of electric utilities applicable to Issuer, the Guarantors or any of the Projects.

Section 4.17 Governmental Approvals; Title.

      Issuer will at all times (i) obtain and maintain, and cause each Guarantor to obtain and maintain, in full force and effect all material Governmental Approvals and other consents and approvals required at any time in connection with its respective business and (ii) preserve and maintain, and cause each Guarantor to preserve and maintain, good and valid title to its respective properties and assets (subject to no Liens other than Permitted Liens), except in each case specified in clauses (i) and (ii) above, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.18 Revenue Account.

      Issuer will take all actions as may be necessary to cause all revenues actually received by it or either Guarantor pursuant to the DWR Contract or any other Project Document or from any of the Projects to be deposited in the Revenue Account to the extent required by the Depositary Agreement.

Section 4.19 Transactions with Affiliates.

      Issuer will not, and will not permit either Guarantor to, enter into any transaction or agreement with any Affiliate of Issuer other than (a) the Transaction Documents in effect on the Closing Date and transactions contemplated thereunder, and (b) transactions on terms no less favorable to Issuer or such Guarantor, as applicable, than Issuer or such Guarantor, as applicable, would obtain in an arm's-length transaction with a Person that is not an Affiliate of Issuer.

Section 4.20 Exercise of Rights.

      Issuer will not exercise, fail to enforce, nor permit either Guarantor to exercise or fail to enforce, its respective rights under the Project Documents in a manner which could reasonably be expected to result in a Material Adverse Effect. Issuer will diligently pursue, and cause each Guarantor to diligently pursue, all of their respective rights to Loss Proceeds upon the occurrence of a Casualty Event, Condemnation Event or Title Event.

Section 4.21 Amendments to Contracts.

      Issuer will not terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by Issuer), nor permit any Guarantor to terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by Issuer) any of the Project Documents (other than the DWR Contract except as specified below) or any subordination agreement with DWR to which it is a party, unless Issuer certifies to the Trustee that such termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect. Issuer will not amend, modify or terminate the DWR Contract (other than ministerial and administrative amendments or modifications that could not be reasonably be expected to adversely effect Issuer, the Guarantors or the Projects as certified by Issuer) unless (a) Issuer obtains the prior written consent of Holders of more than 66 2/3% in aggregate principal amount of the Outstanding Senior Secured Notes to such amendment, modification or termination or (b) (x) Issuer provides to the Trustee a letter from each of the Ratings Agencies confirming that no Ratings Downgrade will result from the effectiveness of such amendment, modification or termination and
(y) if any amendment or modification of the DWR Contract amends or modifies the term of, or payment provisions of, the DWR Contract, Issuer certifies to the Trustee and the Independent Engineer confirms to the Trustee that the minimum and average Projected Debt Service Coverage Ratios calculated immediately prior to such amendment or modification through the scheduled maturity date of the Senior Secured Notes would not be reduced after giving effect to such amendment or modification.

Section 4.22 Project Documents.

      (a) Issuer will perform and observe, and shall cause each Guarantor to perform and observe, its covenants and obligations under all of the Project Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      (b) Issuer will not enter into, nor permit either Guarantor to enter into, any Additional Project Documents unless an Officer has certified to the Trustee that entering into such document is not reasonably expected to result in a Material Adverse Effect.

      (c) Issuer will use its commercially reasonable efforts to obtain consents to the collateral assignment to the Trustee of each Additional Project Document from each future or successor counterparty to any Additional Project Document.

Section 4.23 Taxes.


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

      Issuer shall pay and discharge, or cause each Guarantor to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that (a) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings, and (b) adequate reserves, bonds or other security are established with respect thereto.

Section 4.24 Additional Documents; Filings and Recordings.

      Issuer shall execute and deliver, and shall cause each Guarantor to execute and deliver, as requested by Trustee, such other documents as shall reasonably be necessary or advisable in order to effect or protect the rights and remedies of Trustee granted or provided for by the Financing Documents to which Issuer or either Guarantor is a party and to consummate the transactions contemplated therein. Issuer shall, at its own expense, take, and shall cause each Guarantor to take, at its respective expense, all reasonable actions (a) that are reasonably requested by Trustee, or (b) that an Officer of Issuer or the Guarantor, as applicable, has actual knowledge are necessary as a legal matter, to establish, maintain and perfect the first priority security interests of Trustee and the Collateral Agent in the Collateral, subject to Permitted Liens. Without limiting the generality of the foregoing, Issuer shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary or advisable to establish, maintain and perfect such security interests, subject to Permitted Liens.

Section 4.25 Zero Liquid Discharge Facility.

      Issuer shall diligently pursue the construction of a zero liquid discharge facility for the Gilroy Project.

Section 4.26 Budget and Expenditures.

      Issuer shall, and shall cause each Guarantor to, comply with the Operating Budget, as modified from time to time, and shall pay, and shall cause each Guarantor to pay, O&M Costs, in each case in accordance with Section 3.1(d)(i) of the Depositary Agreement.

Section 4.27 Payments for Consent.

      Issuer will not, and will not permit either Guarantor to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Senior Secured Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Secured Notes unless such consideration is offered to be paid and is paid to all Holders of the Senior Secured Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.28 CDWR Contract Payment Invoices.

      Issuer shall timely deliver, or cause to be timely delivered, payment invoices under the CDWR Contract.

                                   ARTICLE 5
                              DEFAULTS AND REMEDIES

Section 5.01 Events of Default.

      The occurrence and continuance of the following events shall constitute an "Event of Default":

      (a) failure to pay any principal, interest, or premium, if any, with respect to any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for (i) more than five days following the due date for payment in the case of principal, (ii) more than 15 days following the due date for payment in the case of interest, or premium, if any, and (iii) more than 30 days after receipt of notice that other amounts have become due and payable, in the case of any other amounts owed under the Financing Documents;

      (b) any representation or warranty made by Issuer or either Guarantor in this Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of Issuer or either Guarantor proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and such fact, event or circumstance that gave rise to such inaccuracy has resulted, or could reasonably be expected to result, in a Material Adverse Effect and such fact, event or circumstance continues uncured for 30 or more days from the date Issuer or either Guarantor obtains actual knowledge thereof; provided that, if Issuer or Guarantor, as applicable, commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, Issuer or Guarantor, as applicable, may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as Issuer or Guarantor, as applicable, is diligently pursuing such cure;

      (c) Issuer or either Guarantor fails to perform or observe any covenant or agreement contained in Sections 4.06, 4.07, 4.08, 4.11, 4.12, 4.14, 4.15, 4.21,
or 4.22(b) of this Indenture, and such failure continues uncured for 30 or more days from the date Issuer or Guarantor obtains actual knowledge thereof;

      (d) Issuer or either Guarantor fails to perform or observe any of its covenants or agreements contained in this Indenture (other than those contained in (c) above) or any other Financing Document and such failure continues uncured for 30 or more days from the date Issuer obtains actual knowledge thereof; provided, however, if Issuer or the Guarantor, as applicable, commences and diligently pursues efforts to cure such default within such 30-day period and delivers written notice thereof to the Trustee, Issuer or the Guarantor, as applicable, may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 60 days so long as Issuer or the Guarantor, as applicable, is diligently pursuing such cure;

      (e) a Bankruptcy Event occurs with respect to Issuer or either Guarantor;

      (f) any Governmental Approval required by Issuer or either Guarantor, as applicable, is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 30 days following the occurrence thereof, provided that if such revocation, termination, withdrawal, or cessation cannot be cured within such initial 30 day period but is curable within 90 days and Issuer or the Guarantor, as applicable, is proceeding with diligence and in good faith to so cure, then such 30 day period shall be extended for an additional 60 days;

      (g) any Project Document ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment, modification, termination, or replacement thereof permitted under this Indenture, any third party thereto denies that it has any liability or obligation under any Project Document and such third party ceases performance thereunder or any third party thereto fails to perform its material obligations thereunder, is in default under such Project Document (after expiration of all applicable grace periods) or any Affiliate makes any material misrepresentation under any Project Document, and in each case such cessation, denial, default or, in the case of an Affiliate, such misrepresentation, has resulted or could reasonably be expected to result in a Material Adverse Effect; provided that no such event with respect to any Project Document will be an Event of Default if within 90 days from the occurrence of any such event, Issuer or a Guarantor, as applicable, (i) causes the third party to confirm its obligations under such Project Document, cure such breach, default or, in the case of an Affiliate, such misrepresentation, or resume performance thereunder (as the case may be) or
(ii) enters into an alternate agreement which (A) contains substantially similar terms and conditions or, with respect to any Project Document other than the DWR Contract and any Project Document with an Affiliate, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis and (B) after giving effect to the agreement, each Rating Agency confirms that none of such actions will result in a Rating Downgrade; provided further that with respect to any Project Document other than the DWR Contract, if such cessation, denial, default or, with respect to an Affiliate, such misrepresentation, can not be cured within such initial 90 day period but is curable within 180 days, and Issuer is proceeding with diligence and in good faith to so cure, then such 90 day period shall be extended for an additional 90 days;

      (h) any of the Collateral Documents cease to be in full force and effect or any Lien purported to be granted therein ceases to be a valid and perfected Lien in favor of the Secured Parties, as applicable, on the Collateral described therein with the priority purported to be created thereby and such Collateral Document or Lien is not reinstated within 10 business days from the earlier of
(a) the date on which Issuer or either Guarantor obtains actual knowledge thereof and (b) the date on which Issuer or either Guarantor receives notice thereof;

      (i) Issuer or either Guarantor fails to make any payment when due or to comply with any covenant (after expiration of all applicable grace periods) in respect of any Indebtedness other than Indebtedness under the Financing Documents) in an amount exceeding $2 million if the effect of such failure is to permit acceleration of the maturity of such Indebtedness;

      (j) the entry of one or more final and non-appealable judgments for the payment of money in excess of $2 million against Issuer or either Guarantor (exclusive of judgment amounts covered by insurance or indemnity), which remain unpaid or unstayed for more than 60 consecutive days;

      (k) except as permitted by this Indenture, (i) any Guarantee shall cease for any reason to be in full force and effect and such unenforceability or cessation shall continue for 10 days after the Guarantor obtains actual knowledge thereof, (ii) either Guarantor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under its Guarantee, or (iii) any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid;

      (l) any Acceptable Letter of Credit Issuer fails to perform or breaches any of its payment obligations under any Debt Service Reserve Letter of Credit, and such failure or breach continues uncured or unremedied by any such Acceptable Letter of Credit Issuer, or Issuer for 10 Business Days or more;

      (m) (i) any ownership interest in Issuer shall be held by an entity other than Holding Company, (ii) Holding Company shall have more than four members,
(iii) after consummation of the
member equity investment, Holding Company shall cease to have at least one member that is not an Affiliate of Calpine or (iv) any beneficial owner of Holding Company shall not, at the time of any transfer of an ownership interest in Holding Company to such member following the Closing Date, be a Permitted Holder;

      (n) Issuer fails to comply in any material respect with the requirements specified under Section 3.09;

      (o) Issuer fails to comply with or breaches any material provision of the Escrow Agreement, if any, and such non-compliance or breach continues uncured for 10 days after the date Issuer obtains actual knowledge thereof; provided that the invalidity of the Escrow Agent's, if any, security interest in the assets contained in the Escrow Account, if any, will automatically constitute an Event of Default; or

      (p) after the grant of any junior lien on the Collateral to DWR pursuant to the terms of the DWR Contract, (i) DWR commences the exercise of remedies with respect to such junior lien or (ii) DWR breaches any material provision of the subordination agreement entered into by DWR with respect to such junior lien; provided that, no such breach will be an Event of Default if within 90 days from the occurrence of such breach, DWR cures such breach.

Section 5.02 Enforcement of Remedies

      (a) Subject to Section 5.03 hereof, if one or more Events of Default have occurred and are continuing, then:

            (i) in the case of an Event of Default described in Section 5.01(e) above, the entire principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Senior Secured Notes and this Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

            (ii) subject to Section 5.03, in the case of an Event of Default described in:

                  (A) Section 5.01(a) above, upon the written direction of the
            Holders of more than 33 1/3% in aggregate principal amount of the Outstanding Senior Secured Notes, the Trustee will, by notice to Issuer, declare the entire principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Senior Secured Notes and this Indenture, if any, to be due and payable, or

                  (B) Section 5.01(b), Section 5.01(c), Section 5.01(d), Section
            5.01(f), Section 5.01(g), Section 5.01(h), Section 5.01(i), Section 5.01(j), Section 5.01(k), Section 5.01(l), Section 5.01(m), Section 5.01(n), Section 5.01(o) or Section 5.01(p) above, upon the written direction of the Required Holders, the Trustee will, by notice to Issuer, declare the entire principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Senior Secured Notes and this Indenture, if any, to be due and payable.

            If an Event of Default occurs and is continuing and is actually known to a Responsible Trust Officer, the Trustee will mail to each Holder notice of the Event of Default within 90 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Senior Secured Note, the Trustee may withhold the notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

            If an Event of Default relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Senior Secured Notes and this Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 33 1/3% in aggregate principal amount of the Outstanding Senior Secured Notes directing the Trustee in writing to accelerate the maturity of the Senior Secured Notes unless Holders of more than 66 2/3% in aggregate principal amount of the Outstanding Senior Secured Notes direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee reasonably determines that such action is necessary to protect the interests of the Holders.

            In addition, if one or more of the Events of Default referred to in
      Section 5.02(a)(ii)(B) above has occurred and is continuing, the Trustee may declare the entire principal amount of the Senior Secured Notes Outstanding, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Senior Secured Notes and this Indenture, if any, to be due and payable notwithstanding the absence of direction from the Required Holders directing the Trustee to accelerate the maturity of the Senior Secured Notes unless, the Required Holders direct the Trustee not to accelerate the maturity of the Senior Secured Notes, if in the good faith exercise of its discretion the Trustee reasonably determines that such action is necessary to protect the interests of the Holders.

      (b) Subject to Section 5.03, at any time after the principal of the Senior Secured Notes has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Required Holders, by written notice to Issuer and the Trustee, shall rescind and annul such declaration and its consequences if:

            (i) there has been paid to or deposited with the Trustee a sum sufficient to pay

                  (A) all overdue interest on the Senior Secured Notes,

                  (B) the principal of and premium, if any, on any Senior
            Secured Notes that have become due (including overdue principal) other than by such declaration of acceleration and interest thereon at the respective rates provided in the Senior Secured Notes for overdue principal,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the Senior Secured Notes for overdue interest, and

                  (D) all sums paid or advanced by the Trustee and the
            Collateral Agent, if any, and the reasonable compensation, expenses, disbursements, and advances of the Trustee and the Collateral Agent, their respective agents and counsel, and


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

            (ii) all Events of Default, other than the nonpayment of the principal of the Senior Secured Notes that has become due solely by such acceleration, have been cured or waived in accordance with this Indenture.

      (c) Subject to Section 5.03, if an Event of Default relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing and an acceleration has occurred, the Trustee shall (if the Holders of at least 33 1/3% in aggregate principal amount of the Outstanding Senior Secured Notes request in writing) direct the Collateral Agent to take possession of all Collateral pledged to secure the Indenture.

      (d) Subject to Section 5.03, if an Event of Default other than those referred to in Section 5.02(c) and Section 5.02(d) above has occurred and is continuing and an acceleration has occurred, the Trustee may (if the Required Holders request in writing) direct the Collateral Agent to take possession of all Collateral.

Section 5.03 Enforcement of Remedies by Ambac Assurance

      (a) Any reorganization or liquidation plan with respect to Issuer or either Guarantor must be acceptable to Ambac Assurance. In the event of any reorganization or liquidation of Issuer or any Guarantor, Ambac Assurance shall have the right to vote on behalf of all Holders absent an Insurer Default under the Financial Guaranty Insurance.

      (b) Notwithstanding anything herein to the contrary, so long as no Insurer Default has occurred and is continuing and upon the occurrence and continuance of an Event of Default, Ambac Assurance shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders or the Trustee for the benefit of the Holders under this Indenture, including, without limitation:

            (i) the right to accelerate the principal of the Senior Secured Notes as described in herein; and

            (ii) the right to annul any declaration of acceleration;

and Ambac Assurance shall also be entitled to approve all waivers of Events of Default.

      (c) Upon the occurrence of an Event of Default, so long as no Insurer Default has occurred and is continuing, the Trustee shall, at the written direction of Ambac Assurance or pursuant to the requirements set forth under
Section 5.02 hereof and with the written consent of Ambac Assurance, by written notice to Issuer and Ambac Assurance, declare the principal of the Senior Secured Notes to be immediately due and payable, whereupon that portion of the principal of the Senior Secured Notes thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable, anything herein or in the Senior Secured Notes to the contrary notwithstanding.

Section 5.04 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may, subject to the provisions of Section 5.03 and Section 6.02, pursue any available remedy to collect the payment of principal, interest, and premium, if any, on the Senior Secured Notes or to enforce the performance of any provision of the Senior Secured Notes or this Indenture.


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

      The Trustee may maintain a proceeding even if it does not possess any of the Senior Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Secured Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.05 Waiver of Past Defaults.

      Subject to Section 5.03, Required Holders by notice to the Trustee may on behalf of the Holders of all of the Senior Secured Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal, interest, or premium, if any, on the Senior Secured Notes; provided, however, that the Required Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.06 Control by Majority.

      The Required Holders have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the Trustee or exercising any trust or power conferred on the Trustee in this Indenture, except as otherwise specifically provided herein, including Section 5.03 hereof.

      Subject to the above paragraph and Section 5.03 hereof, if an Event of Default has occurred and is continuing and as a result thereof or in connection therewith or pursuant to an acceleration of the Senior Secured Notes arising therefrom, payments on the Senior Secured Notes are not made when due, the Trustee is required to enforce the Guarantees and the rights of the Holders thereunder.

Section 5.07 Limitation on Suits.

      Subject to Section 5.03, a Holder of a Senior Secured Note may pursue a remedy with respect to this Indenture or the Senior Secured Notes only if:

      (a) the Holder of a Senior Secured Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 33 1/3% in principal amount of the then outstanding Senior Secured Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Senior Secured Note or Holders of Senior Secured Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Secured Notes do not give the Trustee a direction inconsistent with the request.


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

      A Holder of a Senior Secured Note may not use this Indenture to prejudice the rights of another Holder of a Senior Secured Note or to obtain a preference or priority over another Holder of a Senior Secured Note.

Section 5.08 Rights of Holders of Senior Secured Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture but subject to
Section 5.03, the right of any Holder of a Senior Secured Note to receive payment of principal, interest, and premium, if any, on the Senior Secured Notes, on or after the respective due dates expressed in the Senior Secured Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that the Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture or any Collateral Document upon any property subject to such Lien.

Section 5.09 Collection Suit by Trustee.

      Subject to Section 5.03, if an Event of Default specified in Section 5.01(a) occurs and is continuing, the Trustee is authorized to the extent set forth in Section 5.02(a), Section 5.02(c) and Section 5.02(d) above to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, interest, and premium, if any, remaining unpaid on the Senior Secured Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.10 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Secured Notes allowed in any judicial proceedings relative to Issuer (or any other obligor upon the Senior Secured Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Secured Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.11 Priorities.


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

      If the Trustee collects any money pursuant to this Article, it shall be applied to amounts owed with respect to all Senior Secured Notes on a pro rata basis and, in respect of Senior Secured Notes of a series, will be applied ratably to the Holders of Senior Secured Notes in the following order from time to time, on the date or dates fixed by the Trustee: (i) to the payment of all amounts due to the Trustee (including fees and expenses of any agents and its counsel) or any predecessor Trustee under this Indenture; (ii) (A) in case the unpaid principal amount of the Outstanding Senior Secured Notes has not become due, to the payment of any overdue interest, (B) in case the unpaid principal amount of a portion of the Outstanding Senior Secured Notes has become due, first to the payment of accrued interest on all Outstanding Senior Secured Notes for overdue principal, interest, and premium, if any, and next to the payment of the overdue principal on all Senior Secured Notes; or (C) in case the unpaid principal amount of all the Outstanding Senior Secured Notes has become due, first to the payment of the entire amount then due and unpaid upon the Outstanding Senior Secured Notes for principal, interest, and premium, if any, together with interest for overdue principal, interest, and premium, if any; and
(iii) in case the unpaid principal amount of all the Outstanding Senior Secured Notes has become due, and all of the outstanding principal, interest, and premium, if any, and other amounts owed in connection with the Senior Secured Notes have been fully paid, any surplus then remaining will be paid to Issuer, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Senior Secured Notes pursuant to this Section 5.11.

Section 5.12 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Secured Note pursuant to Section 5.08 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Secured Notes.

                                   ARTICLE 6
                                     TRUSTEE

Section 6.01 Duties of Trustee.

      (a) If an Event of Default actually known to a Responsible Trust Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


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

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      (g) Notwithstanding any other provision of this Indenture, in determining whether the rights of the Holders will be adversely affected by any action taken pursuant to the terms and provisions of this Indenture, the Trustee shall consider the effect on the Holders as if there were no Financial Guaranty Insurance.

Section 6.02 Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require and shall be entitled to a certificate of an Officer or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate of an Officer or Opinion of Counsel. The Trustee may consult with counsel and the advice, promptly confirmed in writing thereafter, of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


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

      (c) The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Issuer shall be sufficient if signed by an Officer of Issuer.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) In no event shall the Trustee be deemed to have notice of any default or breach hereof or any Event of Default hereunder, except for Events of Default specified in Section 5.01(a) hereof, unless and until the Trustee shall have received from a Holder or from Issuer express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default hereunder.

      (h) If the Trustee is acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 will also be afforded to such Paying Agent or Transfer Agent and Registrar.

      (i) In no event shall the Trustee be deemed to have notice of an Insurer Default, unless and until the Trustee shall have received from a Holder, Issuer or Ambac Assurance express written notice of the Insurer Default.

Section 6.03 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Secured Notes and may otherwise deal with Issuer or any Affiliate of Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days after ascertaining it has such conflicting interest, apply to the SEC for permission to continue as trustee or resign to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11 hereof.

Section 6.04 Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Secured Notes, it shall not be accountable for Issuer's use of the proceeds from the Senior Secured Notes or any money paid to Issuer or upon Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Secured Notes or any other document in connection with the sale of the Senior Secured Notes or pursuant to this Indenture other than its certificate of authentication.

Section 6.05 Notice of Defaults.


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

      If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Trust Officer, or if appropriate notice is provided in writing in accordance with Section 6.02(g), as applicable, the Trustee shall mail to Holders of Senior Secured Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, interest, and premium, if any, on any Senior Secured Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Secured Notes.

Section 6.06 Reports by Trustee to Holders of the Senior Secured Notes.

      Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Senior Secured Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Secured Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

      A copy of each report at the time of its mailing to the Holders of Senior Secured Notes shall be mailed to Issuer and filed with the SEC and each stock exchange, if any, on which the Senior Secured Notes are listed in accordance with TIA ss. 313(d). The Issuer shall promptly notify the Trustee in writing when the Senior Secured Notes are listed on any stock exchange.

Section 6.07 Compensation and Indemnity.

      Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as is now or hereafter agreed to in writing by Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Issuer shall reimburse the Trustee promptly upon request for all reasonable and properly documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and properly documented fees, disbursements and expenses of the Trustee's agents and counsel.

      Issuer and the Guarantors shall, jointly and severally, indemnify and hold harmless the Trustee against any and all losses, liabilities, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the other Financing Documents to which it is a party, including the costs and expenses of enforcing this Indenture against Issuer (including this Section 6.07) and defending itself against any claim (whether asserted by Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Issuer shall not relieve Issuer of its obligations hereunder. Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel (reasonably acceptable to Issuer) and Issuer shall pay the reasonable fees and expenses of such counsel. Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of Issuer under this Section 6.07 shall survive the satisfaction and discharge of this Indenture.

      To secure Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Secured Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Secured Notes.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 6.08 Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time by giving no less than 30 days advance written notice thereof to Issuer and be discharged from the trust hereby created. Ambac Assurance may remove the Trustee at any time for failure to perform any of its material obligations under the Financing Documents by so notifying the Trustee and Issuer in writing. The Required Holders may remove the Trustee at any time by so notifying the Trustee and Issuer in writing. Issuer may remove the Trustee if:

      (a) the Trustee fails to comply with Section 6.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) no Default or Event of Default on the part of Issuer or either of the Guarantors has occurred and is continuing and the Trustee has failed to observe or perform any of its material obligations under the Financing Documents;

      (d) a custodian or public officer takes charge of the Trustee or its property; or

      (e) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Secured Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

      Ambac Assurance shall receive prior written notice of any Trustee resignation. Issuer shall give notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Holders.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Issuer, or the Holders of Senior Secured Notes of at least 10% in principal amount of the then outstanding Senior Secured Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding any other provision of this Indenture, no removal, resignation or termination of the Trustee shall take effect until a successor, acceptable to Ambac Assurance, shall be appointed.

      If the Trustee, after written request by any Holder of a Senior Secured Note who has been a Holder of a Senior Secured Note for at least six months, fails to comply with Section 6.10, such Holder of a Senior Secured Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Secured Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, Issuer's obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

Section 6.09 Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 6.10 Eligibility; Disqualification.

      There shall at all times be a Trustee under this Indenture, which shall be a corporation having either (a) a combined capital and surplus of at least $75 million, or (b) having a combined capital and surplus of at least $10 million and being a wholly owned subsidiary of a corporation having a combined capital and surplus of at least $75 million in each case acceptable to Ambac Assurance and subject to supervision or examination by a Federal or State or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 6.11 Preferential Collection of Claims Against Issuer.

      The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

Section 6.12 Default Rate of Interest

      All sums of money owed to the Trustee shall bear interest from the date on which the same are due and payable until the date of payment at a rate equal to the Prime Rate, as such rate is announced from time to time.

Section 6.13 Receipt of Documents

      In no event shall receipt by the Trustee of financial and other reports from Issuer as provided in this Indenture, review of which could lead to the conclusion that an Event of Default exists hereunder, result, without further action, in the occurrence of an Event of Default, or impose upon the Trustee the obligation to review and examine the same, it being understood that all such information shall be received


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

by the Trustee as repository for said information and documents with no obligation on the part of the Trustee to review the same.

                                   ARTICLE 7
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01 Option to Effect Legal Defeasance or Covenant Defeasance.

      Issuer may, at its option, elect to have either Section 7.02 or 7.03 hereof be applied to all Outstanding Senior Secured Notes upon compliance with the conditions set forth below in this Article 7.

Section 7.02 Legal Defeasance and Discharge.

      Upon Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.02, Issuer shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Secured Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Senior Secured Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 7.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Secured Notes and this Indenture insofar as those Senior Secured Notes are concerned, (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of the outstanding Senior Secured Notes to receive solely from the Accounts, payments in respect of the principal, interest, and premium, if any, on such Senior Secured Notes when such payments are due; (b) ministerial obligations with respect to registration, payment and transfer of the Senior Secured Notes and similar matters; (c) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture; and (d) the defeasance provisions of the Indenture. Subject to compliance with this Article 7, Issuer may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03 hereof.

Section 7.03 Covenant Defeasance.

      Upon Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.03, Issuer shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be released from its obligations under the covenants in Article 4 except those contained in Sections 4.01, 4.02,
4.12 and 4.14 hereof with respect to the Outstanding Senior Secured Notes on and after the date the conditions set forth in Section 7.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Secured Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Secured Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Senior Secured Notes, Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Secured Notes shall be unaffected thereby. In addition, upon Issuer's exercise under Section 7.01 hereof of the option


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

applicable to this Section 7.03 hereof, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, failure to comply with such covenants shall not constitute an Event of Default.

Section 7.04 Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
7.02 or 7.03 hereof to the outstanding Senior Secured Notes:

      (a) Issuer must irrevocably deposit or cause to be deposited with the Trustee, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, an amount sufficient to pay and discharge the outstanding principal of and unpaid installments of interest on the Outstanding Senior Secured Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and Issuer must specify whether the Senior Secured Notes are being defeased to maturity or to a particular redemption date;

      (b) in the case of an election under Section 7.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 7.03 hereof, Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default with respect to the Outstanding Senior Secured Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(e) hereof is concerned, at any time during the period ending on the 121st day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest with respect to any of Issuer's securities;

      (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture, the Transaction Documents, or any other material agreement or instrument to which Issuer is a party or by which it is bound;

      (g) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from the deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or the trust will be qualified under that act or exempt from regulation thereunder;

      (h) Issuer shall have delivered to the Trustee a certificate of an Officer stating that the deposit was not made by Issuer with the intent of preferring the Holders over any other creditors of Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of Issuer; and


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

      (i) the Issuer shall have delivered to the Trustee a certificate of an Officer and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 7.05 Deposited Money to be Held in Trust; Other Miscellaneous
Provisions.

      Subject to Section 7.06 hereof, all money (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the "Trustee") pursuant to Section 7.04 hereof in respect of the Outstanding Senior Secured Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Secured Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Secured Notes of all sums due and to become due thereon in respect of principal, interest, and premium, if any, but such money need not be segregated from other funds except to the extent required by law.

      Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section
7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Senior Secured Notes.

      Anything in this Article 7 to the contrary notwithstanding, the Trustee shall deliver or pay to Issuer from time to time upon the request of Issuer any money held by it as provided in Section 7.04 hereof which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 7.06 Repayment to Issuer.

      Any money deposited with the Trustee or any Paying Agent, or then held by Issuer, in trust for the payment of the principal, interest, and premium, if any, on any Senior Secured Note and remaining unclaimed for two years after such principal, interest, or premium, if any, has become due and payable shall be paid to Issuer on its request or (if then held by Issuer) shall be discharged from such trust; and the Holder of such Senior Secured Note shall thereafter, as a secured creditor, look only to Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to Issuer.

Section 7.07 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any cash in accordance with Section 7.02 or 7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Issuer's obligations under this Indenture and the Senior Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or 7.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.02 or 7.03 hereof, as the case may be; provided, however, that, if Issuer makes any payment of principal, interest, or premium, if any, on any Senior Secured Note following the reinstatement of its obligations, Issuer shall be subrogated to the rights


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

of the Holders of such Senior Secured Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 7.08 Payments pursuant to Financial Guaranty Insurance

      Notwithstanding anything in this Indenture to the contrary, in the event that the principal and/or interest due on the Senior Secured Notes shall be paid pursuant to the Financial Guaranty Insurance, the Senior Secured Notes shall remain Outstanding for all purposes and shall not be defeased or otherwise satisfied and not be considered paid by the Issuer notwithstanding such payment pursuant to the Financial Guaranty Insurance, and all covenants, agreements and other obligations of the Issuer to the Holders shall continue to exist and shall run to the benefit of Ambac Assurance, and Ambac Assurance shall be subrogated to the rights of such Holders, in each case to the extent of such payment.

                                   ARTICLE 8
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01 Consent of Ambac Assurance

      (a) Any provision of this Indenture expressly recognizing or granting rights in or to Ambac Assurance may not be amended in any manner which affects the rights of Ambac Assurance thereunder without the prior written consent of Ambac Assurance.

      (b) Unless otherwise provided in Section 5.03, so long as no Insurer Default has occurred and is continuing, Ambac Assurance's consent shall be required in addition to Holder consent, when and to the extent required, for the following purposes:

            (i) execution and delivery of any supplemental indenture or any amendment, supplement or change to or modification of this Indenture other than those amendments or supplements to this Indenture that would not require consent of any Holders as set forth in Section 8.02 hereof;

            (ii) removal of the Trustee and selection and appointment of any successor trustee; and

            (iii) initiation or approval of any action not described in (i) or
(ii) above which requires Holder consent.

Section 8.02 Without Consent of Holders of Senior Secured Notes.

      Notwithstanding Section 8.03 of this Indenture, Issuer, each Guarantor and the Trustee may amend or supplement this Indenture, the Guarantees, the Senior Secured Notes and any and all of the other Financing Documents without the consent of any Holder of a Senior Secured Note:


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

      (a) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity, defect or inconsistency;

      (b) to add additional covenants of Issuer, to surrender rights conferred upon Issuer, or to confer additional benefits upon the Holders;

      (c) to increase the assets securing Issuer's obligations under this Indenture;

      (d) to appoint a successor Trustee;

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

      (f) to provide for the issuance of Permitted Indebtedness in accordance with the limitations set forth in this Indenture; or

      (g) to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under this Indenture.

      Upon the request of Issuer, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee shall join with Issuer and the Guarantors in the execution of any amended or supplemental indenture and any amendment to any of the other Financing Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or amendments to the Financing Documents that affects its own rights, duties, immunities, or indemnities under this Indenture or otherwise.

Section 8.03 With Consent of Holders of Senior Secured Notes.

      Subject to Section 8.01 and except as provided below in this Section 8.03, Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including Section 4.14 hereof), the Guarantees, the other Financing Documents and the Senior Secured Notes with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Secured Notes), and, subject to Sections 5.05 and 5.08 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, interest, or premium, if any, on the Senior Secured Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees, the other Financing Documents or the Senior Secured Notes may be waived with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Secured Notes).

      Subject to Section 8.01, upon the request of Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Required Holders of Senior Secured Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee shall join with Issuer in the execution of such amended or supplemental indenture and amendments to the other Financing Documents unless such amended or supplemental indenture or amendments to the Financing Documents directly affects the Trustee's own rights, duties, immunities or indemnities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or such amendments.


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

      It shall not be necessary for the consent of the Holders of Senior Secured Notes under this Section 8.03 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      Subject to Section 8.01, after an amendment, supplement or waiver under this Section becomes effective, Issuer shall mail to the Holders of Senior Secured Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver or amendments to the Financing Documents. Subject to Sections 5.05 and 5.08 hereof, the Required Holders of the Senior Secured Notes then outstanding voting as a single class may waive compliance in a particular instance by Issuer with any provision of this Indenture or the Senior Secured Notes. However, without the consent of each affected Holder of Outstanding Senior Secured Notes, no amendment, supplement or waiver under this Section 8.03 may modify:

      (a) the principal, interest, and premium, if any, payable upon the Senior Secured Notes;

      (b) the dates on which interest or principal on any Senior Secured Notes is paid;

      (c) the dates of maturity of any Senior Secured Notes; and

      (d) the procedures for amendment by a supplemental indenture.

Section 8.04 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Secured Note is a continuing consent by the Holder of a Senior Secured Note and every subsequent Holder of a Senior Secured Note or portion of a Senior Secured Note that evidences the same debt as the consenting Holder's Senior Secured Note, even if notation of the consent is not made on any Senior Secured Note. However, any such Holder of a Senior Secured Note or subsequent Holder of a Senior Secured Note may revoke the consent as to its Senior Secured Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 8.05 Notation on or Exchange of Senior Secured Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Secured Note thereafter authenticated. Issuer in exchange for all Senior Secured Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Secured Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Senior Secured Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06 Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental indenture and amendments to the other Financing Documents authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Trustee. In executing any amended or supplemental indenture or in executing any amendment or modification contemplated by


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

Section 8.08 hereof, or amendments to the other Financing Documents, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section
6.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, a certificate of an Officer and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment to the other Financing Documents is authorized or permitted by this Indenture.

Section 8.07 Authorization and Direction to Trustee to Release Certain Liens and Consent to Certain Modifications of the Project Documents.

      The Trustee shall not withhold, and it is hereby authorized and directed to grant, its consent to any modification of any of the Project Documents to the extent that such modification is otherwise permitted pursuant to the provisions of this Indenture and of the Financing Documents.

Section 8.08 Conformity with Trust Indenture Act.

      Every amended or supplemental indenture executed pursuant to this Article Eight shall conform to the requirements of the Trust Indenture Act as then in effect.

                                    ARTICLE 9
                                    GUARANTEE

Section 9.01 Guarantee.

      Subject to this Article 9, the Guarantors hereby unconditionally guarantee to each Holder of a Senior Secured Note authenticated and delivered by the Trustee and to the other Secured Parties and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Secured Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest, and premium, if any, on the Senior Secured Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and premium, if any, and, to the extent permitted by law, interest and all other obligations of the Issuer to the Holders or the other Secured Parties hereunder or under the other Financing Documents to which they may be a party shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be obligated to pay the same immediately. Guarantors agree that this is a guarantee of payment and not a guarantee of collection.

      The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Secured Notes, this Indenture or the other Financing Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantors. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Secured Notes, this Indenture and the other Financing Documents.


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

      If any Holder or any of the other Secured Parties is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to such Holder or any other Secured Party, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantors further agree that, as between the Guarantors on the one hand, and the Holders and the other Secured Parties, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall promptly become due and payable by the Guarantors for the purpose of this Guarantee.

Section 9.02 Limitation on Guarantor Liability.

      The Guarantors, and by its acceptance of Senior Secured Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantors not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Secured Parties and the Guarantors hereby irrevocably agree that the obligations of the Guarantors under their respective Guarantee and this Article 9 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantors that are relevant under such laws, result in the obligations of the Guarantors not constituting a fraudulent transfer or conveyance.

Section 9.03 Execution and Delivery of Guarantee.

      To evidence the Guarantee set forth in Section 9.01 hereof, the Guarantors hereby agree that a notation of each such Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of each of the Guarantors on each Senior Secured Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by each of their managing members.

      The Guarantors hereby agree that their respective Guarantee set forth in
Section 9.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Senior Secured Notes a notation of such Guarantee.

      If the Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Senior Secured Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

      The delivery of any Senior Secured Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 9.04 Guarantors May Not Merge, Consolidate, etc.

      None of the Guarantors will enter into any merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution). None of


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

the Guarantors will purchase or otherwise acquire all or substantially all of the assets of any other Person, except in the case of the acquisition of assets related to such Guarantor's business and where the purchase price for such assets (i) does not exceed in the aggregate $10 million and (ii) is funded by Permitted Indebtedness or amounts provided to Guarantors by Issuer from Restricted Payments for such acquisition. None of the Guarantors will engage or enter into any business other than in connection with the performance of its obligations under the Transaction Documents and the ownership, operation and maintenance of their respective power generating facilities.

                                   ARTICLE 10
                           SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect (except as to any surviving rights of registration or transfer or exchange of notes expressly provided for, and except as otherwise specifically provided, in this Indenture) as to all Senior Secured Notes issued hereunder, when:

            (i) either:

                  (A) all Senior Secured Notes previously authenticated and
            delivered (other than (1) Senior Secured Notes which have been destroyed, lost or stolen and which have been replaced or paid and
            (2) Senior Secured Notes for which payment money has previously been deposited with the Trustee) have been delivered to the Trustee for cancellation; or

                  (B) all Senior Secured Notes not previously delivered to the
            Trustee for cancellation:

                        (1) have become due and payable, or will become due and payable at their stated maturity within one year; or

                        (2) if redeemable at Issuer's option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in Issuer's name and at Issuer's expense;

            and Issuer or either Guarantor has irrevocably deposited or caused to be deposited with the Trustee an amount sufficient to pay and discharge the entire Indebtedness on those Senior Secured Notes not previously delivered to the Trustee for cancellation for principal, and premium, if any, and interest to the stated maturity or redemption date, as the case may be;

            (ii) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Issuer or either Guarantor is a party or by which Issuer or either Guarantor is bound;

            (iii) Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Senior Secured Notes at maturity or the redemption date, as the case may be;


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

            (iv) Issuer or either Guarantor has paid or caused to be paid all other sums then payable by it under this Indenture; and

            (v) Issuer has delivered to the Trustee a certificate of an Officer and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section, the provisions of Section 9.02 and Section 7.06 will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 6.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

      This Indenture will be automatically satisfied and discharged upon the Issuer's or either Guarantor's payment in full on the Final Maturity Date of all principal, premium, if any, and accrued interest on the Senior Secured Notes.

Section 10.02 Application of Trust Money.

      Subject to the provisions of Section 7.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Senior Secured Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest, and premium, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Issuer's and Guarantors' obligations under this Indenture and the Senior Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if Issuer has made any payment of principal, interest, and premium, if any, on any Senior Secured Notes because of the reinstatement of its obligations, Issuer shall be subrogated to the rights of the Holders of such Senior Secured Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties or provisions of the TIA shall control.

Section 11.02 Notices.

      Any notice or communication by Issuer, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                If to Issuer:

                Gilroy Energy Center, LLC
                50 West San Fernando Street, Suite 690
                San Jose, CA  95113
                Telephone number: (408) 794-2417
                Fax number: (408) 794-2407
                Attention:  Vice President-Finance

                With a copy to:

                Calpine Corporation
                50 West San Fernando Street
                San Jose, California 95113
                Attn: General Counsel
                Telecopier No.: (408) 995-0505
                Telephone No.: (408) 995-5115

                and a copy to:

                Gilroy Energy Center, LLC
                4160 Dublin Blvd., Suite 150
                Dublin, CA 94568-3139
                Telephone: (925) 479-6730
                Fax: (925) 479-7303
                Attn: Area Executive

                If to Goose Haven:

                Goose Haven Energy Center, LLC
                50 West San Fernando Street, Suite 630
                San Jose, CA  95113
                Telephone number: (408) 794-2419
                Fax number: (408) 794-2408

                With a copy to:

                Calpine Corporation
                50 West San Fernando Street
                San Jose, California 95113
                Attn: General Counsel
                Telecopier No.: (408) 995-0505
                Telephone No.: (408) 995-5115

                and a copy to:

                Goose Haven Energy Center, LLC
                4160 Dublin Blvd., Suite 150
                Dublin, CA 94568-3139
                Telephone: (925) 479-6730
                Fax: (925) 479-7303
                Attn: Area Executive

                If to Creed:

                Creed Energy Center, LLC
                50 West San Fernando Street, Suite 640
                San Jose, CA  95113
                Telephone number: (408) 794-2420
                Fax number: (408) 794-2413

                With a copy to:

                Calpine Corporation
                50 West San Fernando Street
                San Jose, California 95113
                Attn: General Counsel
                Telecopier No.: (408) 995-0505
                Telephone No.: (408) 995-5115

                and a copy to:

                Creed Energy Center, LLC
                4160 Dublin Blvd., Suite 150
                Dublin, CA 94568-3139
                Telephone: (925) 479-6730
                Fax: (925) 479-7303
                Attn: Area Executive

                If to the Trustee and Collateral Agent:

                Wilmington Trust Company
                Rodney Square North
                1100 North Market Street
                Wilmington Delaware 19890
                Telecopier No: (302) 636-4145
                Attention: Corporate Capital Markets

                If to Ambac Assurance:

                Ambac Assurance Corporation
                One State Street Plaza
                New York, NY 10004
                Telecopier No: (212) 509-9190
                Attention: General Counsel

                If to Moody's:

                Moody's Investors Service, Inc.
                99 Church Street
                New York, New York 10007
                Telecopier No.: (212) 553-0468
                Telephone No.: (212) 553-7822
                Attention: Corporate Utilities Department

                If to S&P:

                Standard & Poor's Rating Group
                25 Broadway
                New York, New York  10004
                Telecopier No.: (212) 208-8946
                Telephone No.: (212) 208-1651
                Attention: Corporate Finance Department Electric Utilities Group

      Issuer, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03 Communication by Holders of Senior Secured Notes with Other Holders of Senior Secured Notes.

      Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Secured Notes. Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by Issuer to the Trustee to take any action under this Indenture, Issuer shall furnish to the Trustee upon the Trustee's reasonable request:

      (a) a certificate of an Officer in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No past, present or future director, officer, employee, incorporator, stockholder, partner or agent of Issuer or the Guarantors or any Affiliate of any such party (other than Holding Company under the Gilroy Pledge Agreement, Issuer and the Guarantors), as such, shall have any liability for any obligations of Issuer or the Guarantors under the Senior Secured Notes, this Indenture, the Guarantees, any Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes.

Section 11.08 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SECURED NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or Indebtedness agreement of Issuer or of any other Person. Any such indenture, loan or Indebtedness agreement may not be used to interpret this Indenture.

Section 11.10 Successors.

      All agreements of Issuer in this Indenture and the Senior Secured Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11 Severability.

      In case any provision in this Indenture or in the Senior Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 12
                          FINANCIAL GUARANTY INSURANCE

Section 12.01 Payments Pursuant to Financial Guaranty Insurance

      So long as the Financial Guaranty Insurance shall be in full force and effect, the Issuer and the Trustee agree to comply with the following provisions:

      (a) At least one (1) business day prior to each Payment Date, the Trustee will determine whether there will be sufficient funds in the Depositary Accounts to pay the principal of or interest on the Senior Secured Notes on such Payment Date. If the Trustee determines that there will be insufficient funds in such Depositary Accounts, the Trustee shall so notify Ambac Assurance in writing. Such written notice shall specify the amount of the anticipated deficiency, and whether such Senior Secured Notes will be deficient as to principal or interest, or both. Upon receipt of such written notice at least one (1) business day prior to a Payment Date, Ambac Assurance will make payments of principal or interest due on the Senior Secured Notes on such Payment Date. If the Trustee has not so notified Ambac Assurance at least one (1) business day prior to a Payment Date, Ambac Assurance will make payments of principal or interest due on the Senior Secured Notes on or before the first (1st) business day next following the date on which Ambac Assurance shall have received notice of Nonpayment from the Trustee.

      (b) The Trustee shall, after giving written notice to Ambac Assurance as provided in (a) above, make available to Ambac Assurance and, at Ambac Assurance's written direction, to the Insurance Trustee, the list of Holders and/or any registration books maintained by the Trustee and all records relating to the Depositary Accounts maintained pursuant to the Depositary Agreement.

      (c) The Trustee shall provide Ambac Assurance and the Insurance Trustee with a list of registered owners of Senior Secured Notes, and shall make arrangements with the Insurance Trustee (i) regarding payments by Ambac Assurance to the registered owners of Senior Secured Notes entitled to receive full or partial interest payments from Ambac Assurance and (ii) regarding payments by Ambac Assurance of principal upon Senior Secured Notes surrendered to the Insurance Trustee by the registered owners of Senior Secured Notes entitled to receive full or partial principal payments from Ambac Assurance. The Insurance Trustee or Ambac Assurance shall notify the Trustee at the time of such payment if any payment is made to Holder under the Financial Guaranty Insurance.

      (d) The Trustee shall, at the time it provides written notice to Ambac Assurance pursuant to Section 12.01(a) above, notify registered owners of Senior Secured Notes entitled to receive the payment of principal or interest thereon from Ambac Assurance (i) as to the fact of such entitlement, (ii) that Ambac Assurance will remit to them all or a part of the interest payments next coming due upon proof of Holder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to such interest payment,
(iii) that should they be entitled to receive full payment of principal from Ambac Assurance, they must surrender their Senior Secured Notes and/or provide to Insurance Trustee an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Senior Secured Notes to be registered in the name of Ambac Assurance for payment to the Insurance Trustee, and not the Trustee or Paying Agent, if any, and (iv) that should they be entitled to receive partial payment of principal from Ambac Assurance, they must surrender their Senior Secured Notes for payment thereon first to the Trustee who shall note on such Senior Secured Notes the portion of the principal paid and/or provide to Insurance Trustee an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal to the Holders, and Ambac Assurance shall then be the registered owner of such Senior Secured Notes thereafter.

      (e) In the event that the Trustee has notice that any payment of principal of or interest on a Senior Secured Note which has become Due for Payment and which is made to a Holder by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from such Holder pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time Ambac Assurance is notified pursuant to (a) above, notify all Holders that in the event that any Holder's payment is so recovered, such Holder will be entitled to payment from Ambac Assurance to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to Ambac Assurance its records evidencing the payments of principal of and interest on the Senior Secured Notes which have been made by the Trustee and subsequently recovered from Holders and the dates on which such payments were made.

      (f) In addition to those rights granted Ambac Assurance under this Indenture, Ambac Assurance shall, to the extent it makes payment of principal of or interest on Senior Secured Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the

Financial Guaranty Insurance, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note Ambac Assurance's rights as subrogee on any records maintained by the Trustee upon receipt from Ambac Assurance of proof of the payment of interest thereon to the registered owners of the Senior Secured Notes, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note Ambac Assurance's rights as subrogee on any records maintained by the Trustee upon surrender of the Senior Secured Notes by the registered owners thereof together with proof of the payment of principal thereof.

Section 12.02 Notices to be sent to Surveillance Department of Ambac Assurance

      (a) While the Financial Guaranty Insurance is in effect, the Issuer or the Trustee, as appropriate, shall furnish to Ambac Assurance, upon request, the following :

            (i) a copy of any financial statement, audit and/or annual report of the Issuer;

            (ii) such additional information as Ambac Assurance may reasonably request; and

            (iii) a copy of any notice to be given to the Holders, including, without limitation, notice of any redemption or defeasance of Senior Secured Notes, and any certificate rendered pursuant to this Indenture relating to the security for the Senior Secured Notes.

Upon request, such information shall be delivered at the Issuer's expense to the attention of the Surveillance Department of Ambac Assurance, unless otherwise indicated.

      (b) To the extent that the Issuer has entered into a continuing disclosure agreement with respect to the Senior Secured Notes, Ambac Assurance shall be included as party to be notified.

Section 12.03 Notices to be sent to General Counsel of Ambac Assurance

      (a) The Trustee or Issuer, as appropriate, shall notify Ambac Assurance of any failure of the Issuer to provide the information required to be provided to Ambac Assurance pursuant to Section 12.02(a) which failure the Trustee or Issuer has actual knowledge of.

      (b) Notwithstanding any other provision of this Indenture, the Trustee or Issuer, as appropriate, shall promptly notify Ambac Assurance if at any time it becomes aware that there are insufficient moneys to make any payments of principal and/or interest as required and as soon as practicable upon becoming aware of the occurrence of an Event of Default hereunder.

Section 12.04 Miscellaneous

      (a) The Issuer will permit Ambac Assurance to discuss the affairs, finances and accounts of the Issuer or any information Ambac Assurance may reasonably request regarding the security for the Senior Secured Notes with appropriate officers of the Issuer during such officers' normal business hours and at other times as Ambac Assurance may reasonably request. The Trustee or Issuer, as appropriate, will permit Ambac Assurance, at the Issuer's expense, to have access to and to make copies of all books and records relating to the Senior Secured Notes at any reasonable time and upon prior written notice and the Issuer will permit Ambac Assurance to have access to the Projects at any reasonable time and upon prior written notice.

      (b) Upon the occurrence and during the continuance of an Event of Default, Ambac Assurance shall have the right to direct an accounting at the Issuer's expense, and the Issuer's failure to comply with such direction within ninety
(90) days after receipt of written notice of the direction from Ambac Assurance shall be deemed an Event of Default hereunder; provided, however, that if compliance cannot occur within such period, then such period will be extended so long as compliance is begun within such period and diligently pursued, but only if such extension would not materially adversely affect the interests of any Holder.

      (c) To the extent that this Indenture confers upon or gives or grants to Ambac Assurance any right, remedy or claim under or by reason of this Indenture, Ambac Assurance is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right remedy or claim conferred, given or granted hereunder; provided that, to the extent that Ambac Assurance is or becomes an owner of Senior Secured Notes, Ambac Assurance shall, in such capacity, be subject to all of the terms and conditions of this Indenture and the Senior Secured Notes applicable to, and to the same extent as, other Holders.

      (d) Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any Person, other than the Issuer, the Guarantors, the Trustee, Ambac Assurance, and the Holders, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Guarantors, the Trustee, Ambac Assurance, and the Holders.

                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES:

                                            GILROY ENERGY CENTER, LLC

                                            By: /s/ RICHARD L. THOMAS
                                                --------------------------------
                                                Name:
                                                Title:

                                            CREED ENERGY CENTER, LLC

                                            By: /s/ RICHARD L. THOMAS
                                                --------------------------------
                                                Name:
                                                Title:

                                            GOOSE HAVEN ENERGY CENTER, LLC

                                            By: /s/ RICHARD L. THOMAS
                                                --------------------------------
                                                Name:
                                                Title:

                                            WILMINGTON TRUST COMPANY,
                                            as Trustee and Collateral Agent

                                            By: /s/ JAMES J. MCGINLEY
                                                --------------------------------
                                                Name: James J. McGinley
                                                Title: Authorized Signer

                                   EXHIBIT A1
                                 (Face of Note)

================================================================================

      CUSIP/CINS ___________________

                 4.00% Senior Secured Notes due August 15, 2011

No. __                                                         $____________

                            GILROY ENERGY CENTER, LLC

promises to pay to [_______], or registered assigns, the principal sum of ______________ Dollars on August 15, 2011 in installments on the dates and in the percentage amounts of the principal hereof set forth on Schedule I attached hereto and made part hereof.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

                                             GILROY ENERGY CENTER, LLC


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

Wilmington Trust Company,
as Trustee

By:
    --------------------------
        Authorized Signatory

================================================================================


                                      A1-1

                                 (Back of Note)

                 4.00% Senior Secured Notes due August 15, 2011

[Insert the Global Note legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the applicable original issue discount legend pursuant to the provisions of the Indenture]

      Financial Guaranty Insurance Policy No. 21604BE (the "Policy") with respect to payments due for principal of and interest on this Senior Secured Note has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Senior Secured Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Gilroy Energy Center, LLC, a Delaware limited liability company (the "Issuer"), promises to pay interest on the principal amount of this Senior Secured Note at 4.00% per annum from the date of issuance until maturity. The Issuer shall pay interest pro rata semiannually in arrears on February 15 and August 15 of each year (the "Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Senior Secured Notes will accrue from the most recent Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date; provided, further, that the first Payment Date shall be February 15, 2004. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Issuer will pay interest on the Senior Secured Notes (except defaulted interest) to the Persons who are registered Holders of Senior Secured Notes at the close of business on the February 1 or August 1 immediately preceding the Payment Date, even if such Senior Secured Notes are cancelled after such record date and on or before such Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, interest, and premium, if any, at the office or agency of the Issuer maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal, interest, and premium, if any, on all Senior Secured Notes the Holders


                                      A1-2
of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its subsidiaries may act in any such capacity.

      4. INDENTURE. The Issuer issued the Senior Secured Notes under an Indenture dated as of September 30, 2003 ("Indenture") among the Issuer, the Guarantors on the signature pages thereto (the "Guarantors") and Wilmington Trust Company as trustee (the "Trustee") and as collateral agent (the "Collateral Agent"). The terms of the Senior Secured Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

      5. OPTIONAL REDEMPTION.

      The Senior Secured Notes will be redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Senior Secured Notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest plus the Make Whole Premium computed by an Independent Investment Banker. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Senior Secured Notes or portions thereof called for redemption.

      Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

      6. MANDATORY REDEMPTION.

      (a) The Senior Secured Notes shall be redeemed, in whole or in part, as applicable, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date upon the receipt of Loss Proceeds by Issuer or either Guarantor. If the Issuer, Creed, or Goose Haven determines that (a) more than two Units cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis at any given time, or the Issuer, Creed or Goose Haven determines not to rebuild, repair or restore more than two Units (whether held by the Issuer, Creed, Goose Haven or a combination of the foregoing), then the Senior Secured Notes shall be redeemed in whole; or (b) a Unit cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Issuer, Creed, or Goose Haven determines that a Unit cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, then the amount of Loss Proceeds received in respect of such Unit shall be used for redemption; or (c) only a portion of a Unit is capable of being rebuilt, repaired or restored, and Loss Proceeds of greater than $2 million remain after payment of all costs and expenses for such rebuild, repair or restoration, then the amount of such Loss Proceeds shall be used for redemption. If less than $2 million of Loss Proceeds remain, then the amount of such Loss Proceeds shall be transferred to the Revenue Account.

      (b) Upon the receipt of proceeds in connection with a Title Event, the amount of such Title Event Proceeds shall be made available for redemption, subject to reduction by the costs expended in


                                      A1-3
connection with collecting any Title Event Proceeds, and any additional reasonable costs or expenses that Issuer and Guarantors will be subject to as a result of the Title Event.

      (c) In addition, Issuer shall apply all funds, if any, which remain in the Distribution Account to redeem Senior Secured Notes, in whole or in part (depending on the amount of funds in the Distribution Account), at a price equal to the outstanding principal amount thereof plus accrued interest through the Redemption Date (a) on any date within 61 days after a Payment Date on which Issuer certifies to the Depositary that the Debt Service Coverage Ratio or the Projected Debt Service Coverage Ratio, in each case as determined in accordance with, and for the periods described in, Section 3.6(b)(iii) of the Depositary Agreement does not equal or exceed the applicable minimum ratio that would permit Restricted Payments set forth in such Section 3.6(b)(iii), and (b) on the 61st day after a Payment Date if Issuer has not, during the period between such Payment Date and such 61st day, provided a certificate to the Depositary as to its calculations of the Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio, in each case as determined in accordance with, for the periods described in, and meeting the requirements for Restricted Payments specified in, Section 3.6(b)(iii) of the Depositary Agreement. Notwithstanding any provisions contained herein to the contrary, any redemption made pursuant to this subsection (c) shall be made upon not less than 5 nor more than 10 days' notice to each Holder.

      (d) Other than as specifically provided in this subparagraph 6, any purchase pursuant to this subparagraph 6 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

      7. SPECIAL MANDATORY REDEMPTION. If Issuer has not satisfied the conditions to the release of funds to the Issuer set forth in the Escrow Agreement, if any, within 90 days after the Closing Date, all Outstanding Senior Secured Notes shall be redeemed at the Special Mandatory Redemption Price. Such special mandatory redemption shall be made upon five days' prior written notice to the Holders, which notice shall be delivered by Issuer on, or prior to, December 30, 2003, in accordance with the terms of the Escrow Agreement, if any. If such notice is not delivered by the Company on, or prior to, December 30, 2003, then the Trustee shall deliver such notice of special mandatory redemption in accordance with the terms of the Escrow Agreement, if any. The funds on deposit in the Escrow Account shall be available for the special mandatory redemption. Notwithstanding any provisions contained herein to the contrary, any redemption made pursuant to this subparagraph 7 shall be made upon at least 5 days' notice as set forth in the Escrow Agreement, if any.

      Other than as specifically provided in this subparagraph 7, any purchase pursuant to this subparagraph 7 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

      If no Escrow Agreement is executed then this subparagraph 7 shall be inapplicable and there shall be no special mandatory redemption.

      8. REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, each Holder of Senior Secured Notes will have the right to require Issuer to repurchase all or any part of such Holder's Senior Secured Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following the occurrence of any Change of Control, Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Secured Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. Issuer will comply with the requirements of Rule 14e-1 under the


                                      A1-4

Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Secured Notes as a result of a Change of Control.

      (b) On the Change of Control Payment Date, Issuer will, to the extent lawful: (1) accept for payment all Senior Secured Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit into the Redemption Account an amount equal to the Change of Control Payment in respect of all Senior Secured Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Senior Secured Notes so accepted together with a certificate of an Officer stating the aggregate principal amount of Senior Secured Notes or portions thereof being purchased by Issuer.

      (c) The Trustee will promptly mail to each Holder of Senior Secured Notes so tendered the Change of Control Payment for such Senior Secured Notes, and the Trustee will, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Secured Note equal in principal amount to any unpurchased portion of the Senior Secured Notes surrendered, if any; provided that each such new Senior Secured Note will be in a minimum principal amount of $100,000 or in integral multiples of $1,000 in excess thereof.

      (d) The Change of Control provisions described in clauses (a) through (c) above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Senior Secured Notes to require that Issuer repurchase or redeem the Senior Secured Notes in the event of a takeover, recapitalization or similar transaction.

      (e) Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Issuer and purchases all Senior Secured Notes validly tendered and not withdrawn under such Change of Control Offer.

      9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Notes are to be redeemed at its registered address. The Trustee shall promptly notify Issuer in writing of the Senior Secured Notes selected for redemption and, in the case of any Senior Secured Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Secured Notes and portions of Senior Secured Notes selected shall be in denominations of $1,000 and integral multiples thereof; except that if all of the Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Secured Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Senior Secured Notes called for redemption also apply to portions of Senior Secured Notes called for redemption.

      10. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Secured Notes are in registered form without coupons in minimum denominations of $100,000 and integral multiples thereof. The transfer of Senior Secured Notes may be registered and Senior Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior Secured Note or portion of a Senior Secured Note selected for redemption, except for the unredeemed portion of any Senior Secured Note being redeemed in part. Also, the Issuer need not


                                      A1-5
exchange or register the transfer of any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      11. PERSONS DEEMED OWNERS. The registered Holder of a Senior Secured Note may be treated as its owner for all purposes.

      12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Senior Secured Notes may be amended or supplemented with the consent of the Required Holders of the then Outstanding Senior Secured Notes and any existing default or non-compliance with any provision of the Indenture, the Guarantees or the Senior Secured Notes may be waived with the consent of the Required Holders of the then Outstanding Senior Secured Notes. Without the consent of any Holder of a Senior Secured Note, the Indenture, the Guarantees or the Senior Secured Notes may be amended or supplemented for any purpose not inconsistent with the terms of the Indenture or to cure any ambiguity, defect or inconsistency; to increase the assets securing Issuer's obligations under the Indenture; to add additional covenants of Issuer, to surrender rights conferred upon Issuer, or to confer additional benefits upon the Holders; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to provide for the issuance of Permitted Indebtedness in accordance with the limitations set forth in the Indenture; or to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under the Indenture.

      Any provision of the Indenture expressly recognizing or granting rights in or to Ambac Assurance may not be amended in any manner which affects the rights of Ambac Assurance thereunder without the prior written consent of Ambac Assurance. Unless otherwise provided in Section 5.03 of the Indenture, so long as no Insurer Default has occurred and is continuing, Ambac Assurance's consent shall be required in addition to Holder consent, when and to the extent required, for the following purposes: (i) execution and delivery of any supplemental indenture or any amendment, supplement or change to or modification of the Indenture other than those amendments or supplements to the Indenture that would not require consent of any Holders as set forth in Section 8.02 of the Indenture; (ii) removal of the Trustee and selection and appointment of any successor trustee; and (iii) initiation or approval of any action not described in (i) or (ii) above which requires Holder consent.

      13. DEFAULTS AND REMEDIES. Events of Default include: (i) failure by the Issuer or either Guarantor to pay any principal, interest, or premium, if any, with respect to any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for (a) more than five days following the due date for payment in the case of principal, (b) more than 15 days following the due date for payment in the case of interest, or premium, if any, and (c) more than 30 days after receipt of notice that other amounts have become due and payable, in the case of any other amounts owed under the Financing Documents; (ii) any representation or warranty made by Issuer or either Guarantor in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of Issuer or either Guarantor proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and such fact, event or circumstance that gave rise to such inaccuracy has resulted, or could reasonably be expected to result, in a Material Adverse Effect and such fact, event or circumstance continues uncured for 30 or more days from the date Issuer or either Guarantor obtains actual knowledge thereof; provided that, if Issuer or Guarantor, as applicable, commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, Issuer or Guarantor, as applicable, may continue


                                      A1-6
to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as Issuer or Guarantor, as applicable, is diligently pursuing such cure; (iii) Issuer or either Guarantor fails to perform or observe any covenant or agreement contained in Sections 4.06, 4.07, 4.08, 4.11, 4.12, 4.14, 4.15, 4.21, or 4.22(b) of the Indenture, and
such failure continues uncured for 30 or more days from the date Issuer or Guarantor obtains actual knowledge thereof; (iv) the Issuer or either Guarantor fails to perform or observe any of its covenants or agreements contained in the Indenture (other than those contained in (iii) above) or any other Financing Document and such failure continues uncured for 30 or more days from the date Issuer obtains actual knowledge thereof; provided, however, if Issuer or the Guarantor, as applicable, commences and diligently pursues efforts to cure such default within such 30-day period and delivers written notice thereof to the Trustee, Issuer or the Guarantor, as applicable may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 60 days so long as Issuer or the Guarantor, as applicable, is diligently pursuing such cure; (v) a Bankruptcy Event occurs with respect to Issuer or either Guarantor; (vi) any Governmental Approval required by Issuer or either Guarantor, as applicable, is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 30 days following the occurrence thereof, provided that if such revocation, termination, withdrawal, or cessation cannot be cured within such initial 30 day period but is curable within 90 days and Issuer or the Guarantor, as applicable, is proceeding with diligence and in good faith to so cure, then such 30 day period shall be extended for an additional 60 days; (vii) any Project Document ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment, modification, termination, or replacement thereof permitted under the Indenture, any third party thereto denies that it has any liability or obligation under any Project Document and such third party ceases performance thereunder or any third party thereto fails to perform its material obligations thereunder, is in default under such Project Document (after expiration of all applicable grace periods) or any Affiliate makes any material misrepresentation under any Project Document, and in each case such cessation, denial, default or, in the case of an Affiliate, such misrepresentation, has resulted or could reasonably be expected to result in a Material Adverse Effect; provided that no such event with respect to any Project Document will be an Event of Default if within 90 days from the occurrence of any such event, Issuer or a Guarantor, as applicable, (1) causes the third party to confirm its obligations under such Project Document, cure such breach, default or, in the case of an Affiliate, such misrepresentation, or resume performance thereunder (as the case may be) or (2) enters into an alternate agreement which (A) contains substantially similar terms and conditions or, with respect to any Project Document other than the DWR Contract and any Project Document with an Affiliate, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis and (B) after giving effect to the agreement, each Rating Agency confirms that none of such actions will result in a Rating Downgrade; provided further that with respect to any Project Document other than the DWR Contract, if such cessation, denial, default or, with respect to an Affiliate, such misrepresentation, can not be cured within such initial 90 day period but is curable within 180 days, and Issuer is proceeding with diligence and in good faith to so cure, then such 90 day period shall be extended for an additional 90 days; (viii) any of the Collateral Documents cease to be in full force and effect or any Lien purported to be granted therein ceases to be a valid and perfected Lien in favor of the Secured Parties, as applicable, on the Collateral described therein with the priority purported to be created thereby and such Collateral Document or Lien is not reinstated within 10 business days from the earlier of (A) the date on which Issuer or either Guarantor obtains actual knowledge thereof and (B) the date on which Issuer or either Guarantor receives notice thereof; (ix) Issuer or either Guarantor fails to make any payment when due or to comply with any covenant (after expiration of all applicable grace periods) in respect of any Indebtedness other than Indebtedness under the Financing Documents) in an amount exceeding $2 million if the effect of such failure is to permit acceleration of the maturity of such Indebtedness;
(x) the entry of one or more final


                                      A1-7
and non-appealable judgments for the payment of money in excess of $2 million against Issuer or either Guarantor (exclusive of judgment amounts covered by insurance or indemnity), which remain unpaid or unstayed for more than 60 consecutive days; (xi) except as permitted by the Indenture, (A) any Guarantee shall cease for any reason to be in full force and effect and such unenforceability or cessation shall continue for ten (10) days after the Guarantor obtains actual knowledge thereof, (B) either Guarantor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under its Guarantee, or (C) any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid; (xii) any Acceptable Letter of Credit Issuer fails to perform or breaches any of its payment obligations under any Debt Service Reserve Letter of Credit, and such failure or breach continues uncured or unremedied by any such Acceptable Letter of Credit Issuer, or Issuer for 10 Business Days or more; (xiii) (A) any ownership interest in Issuer shall be held by an entity other than Holding Company, (B) Holding Company shall have more than four members, (C) after consummation of the member equity investment, Holding Company shall cease to have at least one member that is not an Affiliate of Calpine or (D) any beneficial owner of Holding Company shall not, at the time of any transfer of an ownership interest in Holding Company to such member following the Closing Date, be a Permitted Holder; (xiv) Issuer fails to comply in any material respect with the requirements specified under Section 3.09 of the Indenture; (xv) Issuer fails to comply with or breaches any material provision of the Escrow Agreement, if any, and such non-compliance or breach continues uncured for 10 days after the date Issuer obtains actual knowledge thereof; provided that the invalidity of the Escrow Agent's, if any, security interest in the assets contained in the Escrow Account, if any, will automatically constitute an Event of Default; or (xvi) after the grant of any junior lien on the Collateral to DWR pursuant to the terms of the DWR Contract,
(i) DWR commences the exercise of remedies with respect to such junior lien or
(ii) DWR breaches any material provision of the subordination agreement entered into by DWR with respect to such junior lien; provided that, no such breach will be an Event of Default if within 90 days from the occurrence of such breach, DWR cures such breach.

      If an Event of Default relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Senior Secured Notes and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 33 1/3% in aggregate principal amount of the Outstanding Senior Secured Notes directing the Trustee in writing to accelerate the maturity of the Senior Secured Notes unless Holders of more than 66 2/3% in aggregate principal amount of the Outstanding Senior Secured Notes direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain Bankruptcy Events, all Outstanding Senior Secured Notes will become due and payable immediately. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon any Officer becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

      So long as no Insurer Default has occurred and is continuing, upon the occurrence and continuance of an Event of Default, Ambac Assurance shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders or the Trustee for the benefit of the Holders under the Indenture, including, without limitation: the right to accelerate the principal of the Senior Secured Notes as described in herein and the right to annul any declaration of acceleration, and Ambac Assurance shall also be entitled to approve all waivers of Events of Default.

      Upon the occurrence of an Event of Default, so long as no Insurer Default has occurred and is continuing, the Trustee shall, at the written direction of Ambac Assurance or pursuant to the requirements


                                      A1-8
set forth under Section 5.02 of the Indenture and with the consent of Ambac Assurance, by written notice to Issuer and Ambac Assurance, declare the principal of the Senior Secured Notes to be immediately due and payable, whereupon that portion of the principal of the Senior Secured Notes thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable, anything herein or in the Senior Secured Notes to the contrary notwithstanding.

      14. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

      15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, partner or agent of the Issuer or the Guarantors or any Affiliate of any such party (other than Holding Company under the Gilroy Pledge Agreement, Issuer and the Guarantors), as such, shall have any liability for any obligations of the Issuer under the Senior Secured Notes, the Indenture, the Guarantees, any Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Notes.

      16. AUTHENTICATION. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

      Gilroy Energy Center, LLC
      50 West San Fernando Street
      San Jose, California 95113
      Attn: Vice President-Finance
      Telecopier No.: (408) 995-0505
      Telephone No.: (408) 995-5115


                                      A1-9

                                 ASSIGNMENT FORM

To assign this Senior Secured Note, fill in the form below: (I) or (we) assign and transfer this Senior Secured Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Senior Secured Note on the books of the Issuer. The agent may substitute another to act for him.


Date:                       Your Signature:_____________________________________
                                           (Sign exactly as your name appears on
                                                the Senior Secured Note)

                            Tax Identification No:______________________________


Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program


                                     A1-10

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                        Amount of decrease in    Amount of increase in     Principal Amount         Signature of
                          Principal Amount          Principal Amount        of this Global       authorized officer
                               of this                  of this           Note following such    of Trustee or Note
   Date of Exchange          Global Note              Global Note       decrease (or increase)        Custodian
   ----------------          -----------              -----------       ----------------------        ---------



----------
(1)   This should be included only if the Note is issued in global form.


                                     A1-11

                                   SCHEDULE I

                              Schedule of Payments

                      February 15, 2004                  6.2370%

                      August 15, 2004                    6.2370%

                      February 15, 2005                  6.4450%

                      August 15, 2005                    6.4450%

                      February 15, 2006                  6.6384%

                      August 15, 2006                    6.6384%

                      February 15, 2007                  5.7421%

                      August 15, 2007                    5.7421%

                      February 15, 2008                  6.1267%

                      August 15, 2008                    6.1267%

                      February 15, 2009                  6.2551%

                      August 15, 2009                    6.2551%

                      February 15, 2010                  6.3000%

                      August 15, 2010                    6.3000%

                      February 15, 2011                  6.2557%

                      August 15, 2011                    6.2557%


                                     A1-12

                                   EXHIBIT A2

                  (Face of Regulation S Temporary Global Note)
================================================================================

                  CUSIP/CINS_______________

                 4.00% Senior Secured Notes due August 15, 2011

No.__                                                         $_______________

                            GILROY ENERGY CENTER, LLC

promises to pay to Cede & Co., or registered assigns, the principal sum of ________________ Dollars on August 15, 2011 in installments on the dates and in the amounts set forth on Schedule I attached hereto and made part hereof.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

                                               GILROY ENERGY CENTER, LLC


                                               BY:______________________________
                                                  Name:
                                                  Title:

Dated:

This is one of the Global Notes referred to in the within-mentioned Indenture:

Wilmington Trust Company,
as Trustee

s
By: ______________________________
         Authorized Signatory

================================================================================


                                      A2-1

                  (Back of Regulation S Temporary Global Note)

                 4.00 % Senior Secured Notes due August 15, 2011

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR SECURED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES


                                      A2-2

ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

[Insert the applicable original issue discount legend pursuant to the provisions of the Indenture]

      Financial Guaranty Insurance Policy No. 21604BE (the "Policy") with respect to payments due for principal of and interest on this Senior Secured Note has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Senior Secured Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Gilroy Energy Center, LLC, a Delaware limited liability company (the "Issuer"), promises to pay interest on the principal amount of this Senior Secured Note at 4.00% per annum from the date of issuance until maturity. The Issuer shall pay interest pro rata semiannually in arrears on February 15 and August 15 of each year (the "Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Senior Secured Notes will accrue from the most recent Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date; provided, further, that the first Payment Date shall be February 15, 2004. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Issuer will pay interest on the Senior Secured Notes (except defaulted interest) to the Persons who are registered Holders of Senior Secured Notes at the close of business on the February 1 or August 1 immediately preceding the Payment Date, even if such Senior Secured Notes are cancelled after such record date and on or before such Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, interest, and premium, if any, at the office or agency of the Issuer maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal, interest, and premium, if any, on all Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


                                      A2-3

      3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its subsidiaries may act in any such capacity.

      4. INDENTURE. The Issuer issued the Senior Secured Notes under an Indenture dated as of September 30, 2003 ("Indenture") among the Issuer, the Guarantors on the signature pages thereto (the "Guarantors") and Wilmington Trust Company as trustee (the "Trustee") and as collateral agent (the "Collateral Agent"). The terms of the Senior Secured Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

      5. OPTIONAL REDEMPTION.

      The Senior Secured Notes will be redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Senior Secured Notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest plus the Make Whole Premium computed by an Independent Investment Banker. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Senior Secured Notes or portions thereof called for redemption.

      Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

      6. MANDATORY REDEMPTION.

      (a) The Senior Secured Notes shall be redeemed, in whole or in part, as applicable, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date upon the receipt of Loss Proceeds by Issuer or either Guarantor. If the Issuer, Creed, or Goose Haven determines that (a) more than two Units cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis at any given time, or the Issuer, Creed or Goose Haven determines not to rebuild, repair or restore more than two Units (whether held by the Issuer, Creed, Goose Haven or a combination of the foregoing), then the Senior Secured Notes shall be redeemed in whole; or (b) a Unit cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Issuer, Creed, or Goose Haven determines that a Unit cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, then the amount of Loss Proceeds received in respect of such Unit shall be used for redemption; or (c) only a portion of a Unit is capable of being rebuilt, repaired or restored, and Loss Proceeds of greater than $2 million remain after payment of all costs and expenses for such rebuild, repair or restoration, then the amount of such Loss Proceeds shall be used for redemption. If less than $2 million of Loss Proceeds remain, then the amount of such Loss Proceeds shall be transferred to the Revenue Account.

      (b) Upon the receipt of proceeds in connection with a Title Event, the amount of such Title Event Proceeds shall be made available for redemption, subject to reduction by the costs expended in connection with collecting any Title Event Proceeds, and any additional reasonable costs or expenses that Issuer and Guarantors will be subject to as a result of the Title Event.

      (c) In addition, Issuer shall apply all funds, if any, which remain in the Distribution Account to redeem Senior Secured Notes, in whole or in part (depending on the amount of funds in the


                                      A2-4

Distribution Account), at a price equal to the outstanding principal amount thereof plus accrued interest through the Redemption Date (a) on any date within 61 days after a Payment Date on which Issuer certifies to the Depositary that the Debt Service Coverage Ratio or the Projected Debt Service Coverage Ratio, in each case as determined in accordance with, and for the periods described in,
Section 3.6(b)(iii) of the Depositary Agreement does not equal or exceed the applicable minimum ratio that would permit Restricted Payments set forth in such
Section 3.6(b)(iii), and (b) on the 61st day after a Payment Date if Issuer has not, during the period between such Payment Date and such 61st day, provided a certificate to the Depositary as to its calculations of the Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio, in each case as determined in accordance with, for the periods described in, and meeting the requirements for Restricted Payments specified in, Section 3.6(b)(iii) of the Depositary Agreement. Notwithstanding any provisions contained herein to the contrary, any redemption made pursuant to this subsection (c) shall be made upon not less than 5 nor more than 10 days' notice to each Holder.

      (d) Other than as specifically provided in this subparagraph 6, any purchase pursuant to this subparagraph 6 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

      7. SPECIAL MANDATORY REDEMPTION. If Issuer has not satisfied the conditions to the release of funds to the Issuer set forth in the Escrow Agreement, if any, within 90 days after the Closing Date, all Outstanding Senior Secured Notes shall be redeemed at the Special Mandatory Redemption Price. Such special mandatory redemption shall be made upon five days' prior written notice to the Holders, which notice shall be delivered by Issuer on, or prior to, December 30, 2003, in accordance with the terms of the Escrow Agreement, if any. If such notice is not delivered by the Company on, or prior to, December 30, 2003, then the Trustee shall deliver such notice of special mandatory redemption in accordance with the terms of the Escrow Agreement, if any. The funds on deposit in the Escrow Account shall be available for the special mandatory redemption. Notwithstanding any provisions contained herein to the contrary, any redemption made pursuant to this subparagraph 7 shall be made upon at least 5 days' notice as set forth in the Escrow Agreement, if any.

      Other than as specifically provided in this subparagraph 7, any purchase pursuant to this subparagraph 7 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

      If no Escrow Agreement is executed then this subparagraph 7 shall be inapplicable and there shall be no special mandatory redemption.

      8. REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, each Holder of Senior Secured Notes will have the right to require Issuer to repurchase all or any part of such Holder's Senior Secured Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following the occurrence of any Change of Control, Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Secured Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Secured Notes as a result of a Change of Control.


                                      A2-5

      (b) On the Change of Control Payment Date, Issuer will, to the extent lawful: (1) accept for payment all Senior Secured Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit into the Redemption Account an amount equal to the Change of Control Payment in respect of all Senior Secured Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Senior Secured Notes so accepted together with a certificate of an Officer stating the aggregate principal amount of Senior Secured Notes or portions thereof being purchased by Issuer.

      (c) The Trustee will promptly mail to each Holder of Senior Secured Notes so tendered the Change of Control Payment for such Senior Secured Notes, and the Trustee will, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Secured Note equal in principal amount to any unpurchased portion of the Senior Secured Notes surrendered, if any; provided that each such new Senior Secured Note will be in a minimum principal amount of $100,000 or in integral multiples of $1,000 in excess thereof.

      (d) The Change of Control provisions described in clauses (a) through (c) above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Senior Secured Notes to require that Issuer repurchase or redeem the Senior Secured Notes in the event of a takeover, recapitalization or similar transaction.

      (e) Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Issuer and purchases all Senior Secured Notes validly tendered and not withdrawn under such Change of Control Offer.

      9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Notes are to be redeemed at its registered address. The Trustee shall promptly notify Issuer in writing of the Senior Secured Notes selected for redemption and, in the case of any Senior Secured Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Secured Notes and portions of Senior Secured Notes selected shall be in denominations of $1,000 and integral multiples thereof; except that if all of the Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Secured Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Senior Secured Notes called for redemption also apply to portions of Senior Secured Notes called for redemption.

      10. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Secured Notes are in registered form without coupons in minimum denominations of $100,000 and integral multiples thereof. The transfer of Senior Secured Notes may be registered and Senior Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior Secured Note or portion of a Senior Secured Note selected for redemption, except for the unredeemed portion of any Senior Secured Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.


                                      A2-6

      11. PERSONS DEEMED OWNERS. The registered Holder of a Senior Secured Note may be treated as its owner for all purposes.

      12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Senior Secured Notes may be amended or supplemented with the consent of the Required Holders of the then Outstanding Senior Secured Notes and any existing default or non-compliance with any provision of the Indenture, the Guarantees or the Senior Secured Notes may be waived with the consent of the Required Holders of the then Outstanding Senior Secured Notes. Without the consent of any Holder of a Senior Secured Note, the Indenture, the Guarantees or the Senior Secured Notes may be amended or supplemented for any purpose not inconsistent with the terms of the Indenture or to cure any ambiguity, defect or inconsistency; to increase the assets securing Issuer's obligations under the Indenture; to add additional covenants of Issuer, to surrender rights conferred upon Issuer, or to confer additional benefits upon the Holders; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to provide for the issuance of Permitted Indebtedness in accordance with the limitations set forth in the Indenture; or to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under the Indenture.

      Any provision of the Indenture expressly recognizing or granting rights in or to Ambac Assurance may not be amended in any manner which affects the rights of Ambac Assurance thereunder without the prior written consent of Ambac Assurance. Unless otherwise provided in Section 5.03 of the Indenture, so long as no Insurer Default has occurred and is continuing, Ambac Assurance's consent shall be required in addition to Holder consent, when and to the extent required, for the following purposes: (i) execution and delivery of any supplemental indenture or any amendment, supplement or change to or modification of the Indenture other than those amendments or supplements to the Indenture that would not require consent of any Holders as set forth in Section 8.02 of the Indenture; (ii) removal of the Trustee and selection and appointment of any successor trustee; and (iii) initiation or approval of any action not described in (i) or (ii) above which requires Holder consent.

      13. DEFAULTS AND REMEDIES. Events of Default include: (i) failure by the Issuer or either Guarantor to pay any principal, interest, or premium, if any, with respect to any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for (a) more than five days following the due date for payment in the case of principal, (b) more than 15 days following the due date for payment in the case of interest, or premium, if any, and (c) more than 30 days after receipt of notice that other amounts have become due and payable, in the case of any other amounts owed under the Financing Documents; (ii) any representation or warranty made by Issuer or either Guarantor in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of Issuer or either Guarantor proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and such fact, event or circumstance that gave rise to such inaccuracy has resulted, or could reasonably be expected to result, in a Material Adverse Effect and such fact, event or circumstance continues uncured for 30 or more days from the date Issuer or either Guarantor obtains actual knowledge thereof; provided that, if Issuer or Guarantor, as applicable, commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, Issuer or Guarantor, as applicable, may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as Issuer or Guarantor, as applicable, is diligently pursuing such cure; (iii) Issuer or either Guarantor fails to perform or observe any covenant or agreement contained in Sections 4.06, 4.07, 4.08, 4.11, 4.12, 4.14, 4.15, 4.21, or 4.22(b) of the Indenture, and
such failure continues


                                      A2-7
uncured for 30 or more days from the date Issuer or Guarantor obtains actual knowledge thereof; (iv) the Issuer or either Guarantor fails to perform or observe any of its covenants or agreements contained in the Indenture (other than those contained in (iii) above) or any other Financing Document and such failure continues uncured for 30 or more days from the date Issuer obtains actual knowledge thereof; provided, however, if Issuer or the Guarantor, as applicable, commences and diligently pursues efforts to cure such default within such 30-day period and delivers written notice thereof to the Trustee, Issuer or the Guarantor, as applicable may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 60 days so long as Issuer or the Guarantor, as applicable, is diligently pursuing such cure; (v) a Bankruptcy Event occurs with respect to Issuer or either Guarantor;
(vi) any Governmental Approval required by Issuer or either Guarantor, as applicable, is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 30 days following the occurrence thereof, provided that if such revocation, termination, withdrawal, or cessation cannot be cured within such initial 30 day period but is curable within 90 days and Issuer or the Guarantor, as applicable, is proceeding with diligence and in good faith to so cure, then such 30 day period shall be extended for an additional 60 days; (vii) any Project Document ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment, modification, termination, or replacement thereof permitted under the Indenture, any third party thereto denies that it has any liability or obligation under any Project Document and such third party ceases performance thereunder or any third party thereto fails to perform its material obligations thereunder, is in default under such Project Document (after expiration of all applicable grace periods) or any Affiliate makes any material misrepresentation under any Project Document, and in each case such cessation, denial, default or, in the case of an Affiliate, such misrepresentation, has resulted or could reasonably be expected to result in a Material Adverse Effect; provided that no such event with respect to any Project Document will be an Event of Default if within 90 days from the occurrence of any such event, Issuer or a Guarantor, as applicable, (1) causes the third party to confirm its obligations under such Project Document, cure such breach, default or, in the case of an Affiliate, such misrepresentation, or resume performance thereunder (as the case may be) or (2) enters into an alternate agreement which (A) contains substantially similar terms and conditions or, with respect to any Project Document other than the DWR Contract and any Project Document with an Affiliate, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis and (B) after giving effect to the agreement, each Rating Agency confirms that none of such actions will result in a Rating Downgrade; provided further that with respect to any Project Document other than the DWR Contract, if such cessation, denial, default or, with respect to an Affiliate, such misrepresentation, can not be cured within such initial 90 day period but is curable within 180 days, and Issuer is proceeding with diligence and in good faith to so cure, then such 90 day period shall be extended for an additional 90 days; (viii) any of the Collateral Documents cease to be in full force and effect or any Lien purported to be granted therein ceases to be a valid and perfected Lien in favor of the Secured Parties, as applicable, on the Collateral described therein with the priority purported to be created thereby and such Collateral Document or Lien is not reinstated within 10 business days from the earlier of (A) the date on which Issuer or either Guarantor obtains actual knowledge thereof and (B) the date on which Issuer or either Guarantor receives notice thereof; (ix) Issuer or either Guarantor fails to make any payment when due or to comply with any covenant (after expiration of all applicable grace periods) in respect of any Indebtedness other than Indebtedness under the Financing Documents) in an amount exceeding $2 million if the effect of such failure is to permit acceleration of the maturity of such Indebtedness;
(x) the entry of one or more final and non-appealable judgments for the payment of money in excess of $2 million against Issuer or either Guarantor (exclusive of judgment amounts covered by insurance or indemnity), which remain unpaid or unstayed for more than 60 consecutive days; (xi) except as permitted by the Indenture, (A) any Guarantee shall cease for any reason to be in full force and effect and such unenforceability or cessation shall


                                      A2-8
continue for ten (10) days after the Guarantor obtains actual knowledge thereof,
(B) either Guarantor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under its Guarantee, or (C) any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid; (xii) any Acceptable Letter of Credit Issuer fails to perform or breaches any of its payment obligations under any Debt Service Reserve Letter of Credit, and such failure or breach continues uncured or unremedied by any such Acceptable Letter of Credit Issuer, or Issuer for 10 Business Days or more; (xiii) (A) any ownership interest in Issuer shall be held by an entity other than Holding Company, (B) Holding Company shall have more than four members, (C) after consummation of the member equity investment, Holding Company shall cease to have at least one member that is not an Affiliate of Calpine or (D) any beneficial owner of Holding Company shall not, at the time of any transfer of an ownership interest in Holding Company to such member following the Closing Date, be a Permitted Holder; (xiv) Issuer fails to comply in any material respect with the requirements specified under Section 3.09 of the Indenture; (xv) Issuer fails to comply with or breaches any material provision of the Escrow Agreement, if any, and such non-compliance or breach continues uncured for 10 days after the date Issuer obtains actual knowledge thereof; provided that the invalidity of the Escrow Agent's, if any, security interest in the assets contained in the Escrow Account, if any, will automatically constitute an Event of Default; or
(xvi) after the grant of any junior lien on the Collateral to DWR pursuant to the terms of the DWR Contract, (i) DWR commences the exercise of remedies with respect to such junior lien or (ii) DWR breaches any material provision of the subordination agreement entered into by DWR with respect to such junior lien; provided that, no such breach will be an Event of Default if within 90 days from the occurrence of such breach, DWR cures such breach.

      If an Event of Default relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium, if any, and other amounts payable under the Senior Secured Notes and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 33 1/3% in aggregate principal amount of the Outstanding Senior Secured Notes directing the Trustee in writing to accelerate the maturity of the Senior Secured Notes unless Holders of more than 66 2/3% in aggregate principal amount of the Outstanding Senior Secured Notes direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain Bankruptcy Events, all Outstanding Senior Secured Notes will become due and payable immediately. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon any Officer becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

      So long as no Insurer Default has occurred and is continuing, upon the occurrence and continuance of an Event of Default, Ambac Assurance shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders or the Trustee for the benefit of the Holders under the Indenture, including, without limitation: the right to accelerate the principal of the Senior Secured Notes as described in herein and the right to annul any declaration of acceleration, and Ambac Assurance shall also be entitled to approve all waivers of Events of Default.

      Upon the occurrence of an Event of Default, so long as no Insurer Default has occurred and is continuing, the Trustee shall, at the written direction of Ambac Assurance or pursuant to the requirements set forth under Section 5.02 of the Indenture and with the consent of Ambac Assurance, by written notice to Issuer and Ambac Assurance, declare the principal of the Senior Secured Notes to be immediately due and payable, whereupon that portion of the principal of the Senior Secured Notes thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be


                                      A2-9
immediately due and payable, anything herein or in the Senior Secured Notes to the contrary notwithstanding.

      14. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

      15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, partner or agent of the Issuer or the Guarantors or any Affiliate of any such party (other than Holding Company under the Gilroy Pledge Agreement, Issuer and the Guarantors), as such, shall have any liability for any obligations of the Issuer under the Senior Secured Notes, the Indenture, the Guarantees, any Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Notes.

      16. AUTHENTICATION. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

      Gilroy Energy Center, LLC
      50 West San Fernando Street
      San Jose, California 95113
      Attn: Vice President-Finance
      Telecopier No.: (408) 995-0505
      Telephone No.: (408) 995-5115


                                     A2-10

                                 Assignment Form

To assign this Senior Secured Note, fill in the form below: (I) or (we) assign and transfer this Senior Secured Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Senior Secured Note on the books of the Issuer. The agent may substitute another to act for him.


Date:                  Your Signature:_________________________________________
                                      (Sign exactly as your name appears on the
                                                Senior Secured Note)

                       Tax Identification No:___________________________________


Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program.


                                     A2-11

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

      The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

                        Amount of decrease in  Amount of increase in     Principal Amount         Signature of
                          Principal Amount        Principal Amount        of this Global       authorized officer
                               of this                of this           Note following such    of Trustee or Note
   Date of Exchange          Global Note            Global Note       decrease (or increase)        Custodian
   ----------------          -----------            -----------       ----------------------        ---------




                                     A2-12

                                   SCHEDULE I

                              Schedule of Payments


                                       $0


                                     A2-13

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Gilroy Energy Center, LLC
50 West San Fernando Street, Suite 690
San Jose, CA 95113
Fax number: 408-794-2407
Attention: Vice President - Finance

Wilmington Trust Company
Attention: Corporate Capital Markets

Re:   4.00 % Senior Secured Notes Due August 15, 2011

      Reference is hereby made to the Indenture, dated as of September 30, 2003 (the "Indenture"), among Gilroy Energy Center, LLC (the "Issuer"), as issuer, Creed Energy Center, LLC, as a guarantor ("Creed"), Goose Haven Energy Center, LLC, as a guarantor ("Goose Haven" and, together with Creed, the "Guarantors") and Wilmington Trust Company, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ______________, (the "Transferor") owns and proposes to transfer the Senior Secured Note[s] or interest in such Senior Secured Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Senior Secured Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note , the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

      (b) |_| such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

      (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

      (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Senior Secured Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

      (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                      __________________________________________
                                      [Insert Name of Transferor]


                                       BY:______________________________________
                                          Name:
                                          Title:

Dated: __________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

      (a)   |_| a beneficial interest in the:

            (i)   |_| 144A Global Note (CUSIP ), or

            (ii)  |_| Regulation S Global Note (CUSIP ), or

            (iii) |_| IAI Global Note (CUSIP ); or

      (b)|_| a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

      (a)   |_| a beneficial interest in the:

            (i)   |_| 144A Global Note (CUSIP ), or

            (ii)  |_| Regulation S Global Note (CUSIP ), or

            (iii) |_| IAI Global Note (CUSIP ), or

            (iv)  |_| Unrestricted Global Note (CUSIP ); or

      (b)   |_| a Restricted Definitive Note; or

      (c) |_| an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Gilroy Energy Center, LLC
50 West San Fernando Street, Suite 690
San Jose, CA 95113
Fax number: 408-794-2407
Attention: Vice President - Finance

Wilmington Trust Company
Attention: Corporate Capital Markets

Re:   4.00 % Senior Secured Notes Due August 15, 2011

      Reference is hereby made to the Indenture, dated as of September 30, 2003 (the "Indenture"), among Gilroy Energy Center, LLC (the "Issuer"), as issuer, Creed Energy Center, LLC, as a guarantor ("Creed"), Goose Haven Energy Center, LLC, as a guarantor ("Goose Haven" and, together with Creed, the "Guarantors") and Wilmington Trust Company, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ____________, (the "Owner") owns and proposes to exchange the Senior Secured Note[s] or interest in such Senior Secured Note[s] specified herein, in the principal amount of $____________ in such Senior Secured Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

      (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

      (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] "144A Global Note", "Regulation S Global Note", "IAI Global Note" with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                      _________________________________
                                           [Insert Name of Owner]


                                           BY:__________________________________
                                              Name:
                                              Title:

Dated: __________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Gilroy Energy Center, LLC
50 West San Fernando Street, Suite 690
San Jose, CA 95113
Fax number: 408-794-2407
Attention: Vice President - Finance

Wilmington Trust Company
Attention: Corporate Capital Markets

Re:   4.00% Senior Secured Notes Due August 15, 2011

      Reference is hereby made to the Indenture, dated as of September 30, 2003 (the "Indenture"), among Gilroy Energy Center, LLC (the "Issuer"), as issuer, Creed Energy Center, LLC, as a guarantor ("Creed"), Goose Haven Energy Center, LLC, as a guarantor ("Goose Haven" and, together with Creed, the "Guarantors") and Wilmington Trust Company, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a)   |_| a beneficial interest in a Global Note, or

      (b)   |_| a Definitive Note,

      we confirm that:

      1. We understand that any subsequent transfer of the Senior Secured Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Secured Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Senior Secured Notes have not been registered under the Securities Act, and that the Senior Secured Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Secured Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Senior Secured Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Senior Secured Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Secured Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Senior Secured Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Secured Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Senior Secured Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      ____________________________________
                                      [Insert Name of Accredited Investor]


                                      By: ________________________________
                                      Name:
                                      Title:

Dated: __________________, ____

                                    EXHIBIT E
                          FORM OF NOTATION OF GUARANTEE

      For value received, Guarantor (which term includes any successor Person under the Indenture) has, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 30, 2003 (the "Indenture") among Gilroy Energy Center, LLC, as issuer (the "Issuer"), Creed Energy Center, LLC, as a guarantor ( "Creed"), Goose Haven Energy Center, LLC, as a guarantor ("Goose Haven" and, together with Creed, each individually, a "Guarantor" and, collectively, the "Guarantors") and Wilmington Trust Company (the "Trustee"), as trustee and collateral agent, (a) the due and punctual (i) payment of the principal of, premium, if any, and interest on the Senior Secured Notes, whether at maturity, by acceleration, redemption or otherwise, (ii) payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, and (iii) performance of all other obligations of the Issuer to the Holders or the other Secured Parties all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Senior Secured Notes and to the other Secured Parties pursuant to the Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Senior Secured Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                        [Name of Guarantor]


                                        By: ________________________________
                                        Name:
                                        Title:

                                    EXHIBIT F

                         FORM OF SUBORDINATION AGREEMENT

      This SUBORDINATION AGREEMENT ("Agreement"), dated as of __________, 20__, by and between ____________________, a __________ ("Subordinator Creditor"), and Wilmington Trust Company, as Trustee for the Holders of Senior Secured Notes (the "Holders") under the Indenture described below (in such capacity, "Trustee").

      A. Trustee, Gilroy Energy Center, LLC ("Issuer"), Creed Energy Center, LLC, ("Creed"), and Goose Haven Energy Center, LLC, ("Goose Haven" and, together with Creed, the "Guarantors" and each individually a "Guarantor") have entered into the Indenture, dated as of September __, 2003 ("Indenture")

      B. Trustee, Issuer and the Guarantors have agreed for the benefit of each other and for the benefit of the Secured Parties (as defined in the Indenture) that Issuer and the Guarantors may incur Subordinated Indebtedness (as defined in the Indenture) only if the Subordinated Creditor enters into this Agreement and subordinates the Subordinated Debt (as defined below) to the Senior Debt (as defined below), to the extent and in the manner hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and as an inducement to the Secured Parties to grant financial accommodations to Issuer and the Guarantors, and in consideration of the granting thereof, the parties hereby agree as follows:

      1. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture. As used in this Agreement, the following terms have the following respective meanings:

      "Senior Debt" means all obligations of Issuer and the Guarantors to the Secured Parties arising under the Indenture, as amended, modified or supplemented from time to time, whether now existing or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

      "Subordinated Debt" means all obligations of [Issuer/Creed/Goose Haven] to the Subordinated Creditor, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation all obligations of [Issuer/Creed/Goose Haven] pursuant to the Subordinated Debt Documents.

      "Subordinated Debt Documents" means the [describe subordinated loan agreement] and the __________.

      2. Until all Senior Debt shall have been paid in full:

      (a) The Subordinated Creditor acknowledges and agrees that, notwithstanding anything to the contrary in any instrument governing the Subordinated Debt, the Subordinated Debt is subordinated, to the extent and in the manner set forth herein, to the Senior Debt.

      (b) The Subordinated Creditor shall not receive (and if involuntarily received, shall not retain) any payment from [Issuer/Creed/Goose Haven] on account of the Subordinated Debt (directly or indirectly, by way of setoff or otherwise), or any collateral in respect thereof, except that so long as the conditions to Restricted Payments set forth in Section 3.6(b) of the Depositary Agreement have been satisfied, the Subordinated Creditor may receive (i) payments of regularly scheduled principal and interest on account of the Subordinated Debt in accordance with the terms of the Subordinated Debt Documents if, and to the extent that, amounts are available from the Distribution Account in accordance with Section 3.6(a) of the Depositary Agreement and (ii) prepayment of the Subordinated Debt if, and to the extent that, amounts are available from such Distribution Account in accordance with
Section 3.6(a) of the Depositary Agreement.

      3. Each instrument evidencing Subordinated Debt shall bear a legend providing that payment of principal and interest thereon has been subordinated to prior payment of the Senior Debt in the manner and to the extent set forth in this Agreement and a copy of this Agreement shall be attached to each such instrument.

      4. The Subordinated Creditor shall not commence or join with any other creditor or creditors of [Issuer/Creed/Goose Haven] in commencing any bankruptcy, reorganization or insolvency proceedings against [Issuer/Creed/Goose Haven] provided that the Subordinated Creditor shall not be prohibited from filing a proof of claim in any such proceeding not commenced by it.

      5. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to [the Issuer/Creed/Goose Haven] or to its creditors, in their capacity as creditors of [the Issuer/Creed/Goose Haven], or to substantially all of [the Issuer's/Creed's/Goose Haven's] property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of [the Issuer/Creed/Goose Haven], whether or not involving insolvency or bankruptcy, then

            (i) the Senior Debt shall first be entitled to receive payment in full in dollars of the principal thereof, interest thereon, and all other amounts payable thereon or thereunder (including, without limitation, fees, expenses and indemnities), accruing before and after the commencement of the proceedings, before the Subordinated Creditor is entitled to receive any payment on account of the Subordinated Debt; and

            (ii) any payment or distribution of assets of [the Issuer/Creed/Goose Haven] of any kind or character, whether in cash, property or securities to which the Subordinated Creditor would be entitled, but for the provisions of this Agreement, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Trustee in respect of the Senior Debt, to the extent necessary to make payment in full of all principal, interest (accruing before or after commencement of proceedings) and all other amounts payable on the Senior Debt, and all fees, expenses and indemnities relating thereto, remaining unpaid, after giving effect to any prior or concurrent payment or distribution in respect of the Senior Debt.

      6. Should any payment on account of, or any collateral for any part of, the Subordinated Debt be received by the Subordinated Creditor in violation of this Agreement, such payment or collateral shall be delivered forthwith to Trustee by the recipient for application to Senior Debt, in the form received. Trustee is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by the recipient in trust for the Secured Parties and shall not be commingled with other funds or property of the recipient.

      7. The Subordinated Creditor represents and warrants that it is the lawful owner of the Subordinated Debt and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Holders. The Subordinated Creditor may not assign all or any portion of the Subordinated Debt except upon the execution and delivery to Trustee of (i) an agreement by any such assignee to be bound by the terms of this Agreement (including provisions relating to assignment), and (ii) an Opinion of Counsel that this Agreement is enforceable against such assignee.

      8. Trustee is hereby authorized to demand specific performance of this Agreement at any time when the Subordinated Creditor shall have failed to comply with any provision hereof. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Secured Parties. The Subordinated Creditor further waives presentment, notice and protest in connection with all negotiable instruments evidencing Senior Debt, notice of the acceptance of this Agreement by the Secured Parties, notice of any loan made, extension granted or other action taken in reliance hereon, and all demands and notices of every kind in connection with the Senior Debt or time of payment of Senior Debt, hereby assents to any renewal, extension or postponement of the time of payment of Senior Debt or any other indulgence with respect thereto, to any increase in the amount of the Senior Debt, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon, and assents to the provisions of any instrument, security or other writing evidencing Senior Debt, and any amendment or modification to the documentation evidencing or executed and delivered in connection with the Senior Debt.

      8. The Subordinated Creditor shall execute and deliver to Trustee such further instruments and shall take such further action as Trustee may at any time or times reasonably request and consistent with the terms of this Agreement in order to carry out the provisions and intent of this Agreement.

      9. The rights granted to the Secured Parties hereunder are solely for their protection and nothing herein contained shall impose on the Secured Parties any duties with respect to any property of [the Issuer/Creed/Goose Haven] or the Subordinated Creditor received hereunder. The Secured Parties shall have no duty to preserve rights against prior parties in any property of any kind received hereunder.

      10. Nothing contained in this Agreement is intended to or shall impair, as between [Issuer/Creed/Goose Haven], its creditors other than the Secured Parties, and the Subordinated Creditor, the obligation of [Issuer/Creed/Goose Haven] to pay to the Subordinated Creditor the principal of and premium, if any, and the interest on the Subordinated Debt as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Subordinated Creditor and creditors of [Issuer/Creed/Goose Haven] other than the Secured Parties. It is intended that there be no third party beneficiaries of this Agreement (other than the Secured Parties), including without limitation Issuer and the Guarantors.

      11. No failure or delay by Trustee in exercising any right, power or privilege hereunder or under any Financing Document (as defined in the Indenture) shall operate as a waiver of any provision hereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      12. Any provision of this Agreement may be amended or waived only by written instrument signed by the Trustee and the Subordinated Creditor.

      13. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

      14. This Agreement shall be binding upon Trustee, the Subordinated Creditor, and their respective successors and assigns, and shall inure to the benefit of Trustee, the Secured Parties, the Subordinated Creditor, and their respective successors and assigns. This Agreement shall be governed by the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed as of the date first above written.

                                        [SUBORDINATED CREDITOR]


                                        By:_________________________________
                                            Name:
                                            Title:

                                        WILMINGTON TRUST COMPANY


                                        By:_________________________________
                                                 Name:
                                                 Title: